UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Sio Gene Therapies Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box)
☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SIO GENE THERAPIES INC.
1501 Broadway, 12th Floor
New York, New York 10036
Notice of Special Meeting of Stockholders

To Be Held on April 5, 2023
Dear Stockholder:
You are cordially invited to attend the Sio Gene Therapies Inc. Special Meeting of Stockholders, or the Special Meeting. The meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SIOX2023SM originating from New York, New York on Wednesday, April 5, 2023, at 10:00 a.m. Eastern Time. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 10:00 a.m., Eastern Time, on April 5, 2023 to ensure you are logged in when the Special Meeting starts. You will not be able to attend the Special Meeting in person.
The meeting will be held for the following purposes, collectively referred to as the Proposals:
1.
To approve the liquidation and dissolution of the Company, or the Dissolution, pursuant to the Plan of Complete Liquidation and Dissolution, or the Plan of Dissolution, which, if approved, will authorize the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution. This proposal is referred to as the “Dissolution Proposal.”

2.
To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officer that is based on or otherwise relates to the Dissolution. This proposal is referred to as the “Compensation Proposal.”

3.
To grant discretionary authority to our Board of Directors, or the Board of Directors, to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. This proposal is referred to as the “Adjournment Proposal.”

4.	To conduct any other business properly brought before the Special Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Special Meeting is Tuesday, February 14, 2023. Only stockholders of record at the close of business on that date are entitled to notice of and may vote at the Special Meeting or any adjournment thereof.
The Company’s Board of Directors, after considering the factors more fully described in the proxy statement, unanimously recommends, on behalf of the Company, that you vote: (1) “FOR” the adoption of the Plan of Dissolution; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The proxy statement provides detailed information about the Special Meeting, the Dissolution and the Proposals as well as the actions and determinations of the Board of Directors in connection with its evaluation of the Plan of Dissolution and the Dissolution. A copy of the Plan of Dissolution is attached as Annex A to the proxy statement. We urge you to read both the proxy statement and Plan of Dissolution carefully in their entirety as they contain important information about, among other things, the Dissolution and how it affects you.
The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Plan of Dissolution and the Dissolution. You should carefully read and consider the entire proxy statement and its annex.
Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend, and vote at, the Special Meeting, then your vote at the Special Meeting will revoke any proxy that you have previously submitted.

If you hold your Shares in “street name,” you should instruct your bank, broker or other nominee how to vote your Shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to approve the Plan of Dissolution, without your instructions.
If you have any questions concerning the Plan of Dissolution, the Dissolution, the Special Meeting or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com
On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.
By Order of the Board of Directors

/s/ David Nassif
David Nassif
Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and General Counsel
New York, New York
February 21, 2023
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Dissolution, passed upon the merits of the Dissolution or passed upon the adequacy or accuracy of the information contained in this proxy statement and any documents incorporated by reference. Any representation to the contrary is a criminal offense.
This proxy statement is dated February 21, 2023, and is first being mailed to our stockholders on or about February 21, 2023.

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 5, 2023
IMPORTANT NOTICE REGARDING THE PROXY MATERIALS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 5, 2023
This proxy statement is available on the investor relations page of our website at http://investors.siogtx.com/investors/proxy-materials. The information provided on, or accessible through, our website is not part of this proxy statement, and therefore is not incorporated herein by reference. We intend to mail these proxy materials on or about February 21, 2023 to all stockholders of record entitled to vote at the Special Meeting.
A complete list of the stockholders entitled to vote at the Special Meeting will be available for examination during regular business hours for the ten (10) days prior to the Special Meeting by request. You may email us at legal@siogtx.com to coordinate arrangements to view the stockholder list.
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your Shares in “street name,” you should instruct your bank, broker or other nominee how to vote your Shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to approve the Plan of Dissolution, without your instructions.
If you are a stockholder of record, voting virtually at the Special Meeting will revoke any proxy that you previously submitted. If you hold your Shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote virtually at the Special Meeting.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) vote virtually at the Special Meeting, your Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Dissolution Proposal, the Compensation Proposal and the Adjournment Proposal (as defined below).
You should carefully read and consider this entire proxy statement and its annexes, along with all of the documents incorporated by reference into this proxy statement, as they contain important information about, among other things, the Transactions and how they affect you. If you have any questions concerning the Plan of Dissolution, the Dissolution, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

1501 Broadway, 12th Floor
New York, New York 10036
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held On April 5, 2023
SUMMARY OF TERMS
The following is a summary of the most material terms of the Plan of Dissolution of Sio Gene Therapies Inc. detailed in this proxy statement and attached as Appendix A. This summary does not contain all of the information that is important to you. We urge you to read this entire document (including the appendices) before you decide whether to vote to approve the Plan of Dissolution. As used in this proxy statement, unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” and “Sio” refer to Sio Gene Therapies Inc., a Delaware corporation.
About Sio Gene Therapies Inc.
Until recently, we were a clinical-stage company focused on developing gene therapies to radically transform the lives of patients with neurodegenerative diseases. We previously had three clinical-stage programs: AXO-AAV-GM1 for the treatment of GM1 gangliosidosis, AXO-AAV-GM2 for the treatment of GM2 gangliosidosis (including Tay-Sachs and Sandhoff diseases) and AXO-Lenti-PD for the treatment of Parkinson’s disease.
We previously operated as an exempted limited company under the laws of Bermuda, incorporated on October 31, 2014, under the name Roivant Neurosciences Ltd. We changed our name to Axovant Sciences Ltd. in March 2015 and to Axovant Gene Therapies Ltd. in March 2019. Effective November 12, 2020, we changed our jurisdiction of incorporation from Bermuda to the State of Delaware, which we refer to as the “Domestication,” and changed our legal name to Sio Gene Therapies Inc. Our principal executive offices are located at 1501 Broadway, 12th Floor, New York, New York 10036, and our telephone number is (646) 677-6770. All of our public filings with the Securities and Exchange Commission, or the SEC, are accessible from our corporate website at https://investors.siogtx.com/. Information contained on the website is not a part of this proxy statement.
The Plan of Dissolution
General (see page 22)
On December 7, 2022, our Board of Directors unanimously approved, subject to stockholder approval, the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. A Special Meeting of our stockholders will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SIOX2023SM originating from New York, New York on Wednesday, April 5, 2023, at 10:00 a.m. Eastern Time. At the Special Meeting, you will be asked to consider and vote upon proposals to (1) approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution; (2) approve, by non-binding, advisory vote, certain compensation arrangements for our executive officer in connection with the dissolution and liquidation of the Company; (3) adjourn the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution; and (4) transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.
If the Dissolution is approved by our stockholders, our Board of Directors will have sole discretion to determine if and when (at such time as they deem appropriate following stockholder approval of the Dissolution) to proceed with the Dissolution. If the Board of Directors decides to proceed with the Dissolution, we will liquidate any remaining assets, satisfy or make reasonable provisions for our remaining obligations, and make distributions to the stockholders of available proceeds, if any. The Board of Directors intends to seek to distribute funds to our stockholders as quickly as possible, as permitted by the General Corporation Law of the State of Delaware, or the DGCL, and the Plan of Dissolution, and will take all reasonable actions to optimize the distributable value to our stockholders. As discussed below under the heading “Proposal No. 1: Approval of the Dissolution Pursuant to the Plan of Dissolution—Background of the Proposed Dissolution and Plan of Dissolution,” the Board of Directors will continue to consider viable potential strategic alternatives prior to filing the Certificate of Dissolution (as defined below). The proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the date we file a certificate of dissolution, or the Certificate of Dissolution, with the Delaware Secretary of State, which is referred to herein as the “Final Record Date.” We intend to delist our common stock from the NASDAQ Global Market and close our stock transfer books and discontinue recording transfers of shares of our common stock on the Final Record Date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, any distributions made by us will be made solely to the stockholders of record as of the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.
Reasons for the Dissolution (see page 24)
Our Board of Directors believes that the dissolution and liquidation of the Company is advisable and in the best interests of the Company and our stockholders. The decision of the Board of Directors to seek your approval for the Dissolution Proposal followed a lengthy process which the Board of Directors consulted with management and financial, accounting and legal advisors and carefully considered the risks, timing, viability and potential impact to our stockholders of the alternatives potentially available to us. Based on such consideration and analysis, the Board of Directors determined that the Dissolution pursuant to the Plan of Dissolution is advisable and in the best interests of the Company and our stockholders. In making its determination, our Board of Directors considered, in addition to other pertinent factors:
•
the fact that we have engaged a financial advisor to assist in reviewing and evaluating a full range of strategic alternatives to enhance stockholder value since November 2021, and despite these efforts, we have been unsuccessful in identifying and completing a strategic transaction, including a business combination, that would have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders would receive in a liquidation;

•
the fact that, in addition to the efforts made by SVB Leerink, our management and certain members of our Board of Directors actively canvassed the market for possible transactions and evaluated numerous potential transactions with the help of our financial advisors and other consultants, however, these efforts also failed to identify a potential strategic transaction that would have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders would receive in a liquidation;

•
the low probability that we would be presented with, or otherwise identify, within a reasonable period of time under current circumstances, any viable opportunities to engage in an attractive alternative strategic transaction that would provide value to our stockholders;

•
the determination by our Board of Directors, after conducting a review of our financial condition, evaluation of potential strategic alternatives, including prospects for a business combination or sale of the Company as a whole, the results of operations and our future business prospects, that continuing to operate as a going concern is not reasonably likely to create greater value for the stockholders than the value that may be obtained for the stockholders pursuant to the Dissolution;

•
commencing the dissolution process under the DGCL may facilitate an earlier resolution of certain claims against the Company and, in turn, earlier distributions to shareholders of the residual value of our assets;

•
the material costs associated with our business operations, including accounting, legal and other expenses in connection with operating as a publicly traded company, which we expect should be materially reduced following dissolution;

•
the Dissolution Proposal is subject to approval by our stockholders and allows stockholders to have a direct vote on whether they concur with such proposal as a favorable outcome for the Company and its stockholders;

•	the fact that approval of the Plan of Dissolution by our stockholders authorizes our Board of Directors and officer to implement the Plan of Dissolution without further stockholder approval;
•
the terms and conditions of the Plan of Dissolution permit the Board of Directors to abandon or delay implementation of the dissolution prior to the filing of the Certificate of Dissolution if it determines that, in light of new proposals presented or changes in circumstances, a dissolution is no longer advisable and in the best interests of the Company and its stockholders;

•
that under the DGCL, if the circumstances justifying the Dissolution change, the Certificate of Dissolution may be revoked after the effective time of the Dissolution as set forth in the Certificate of Dissolution, or the Effective Time, if the Board of Directors adopts a resolution recommending revocation and if the stockholders originally entitled to vote on the Dissolution approve such revocation at a meeting of stockholders; and

•
there are potential U.S. federal income tax benefits of the Plan of Dissolution to our stockholders, including that distributions received by a Holder (as defined in “Material U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 37 of this proxy statement) pursuant to the Plan of Dissolution are intended to be treated as a reduction in the Holder’s adjusted tax basis in such Holder’s shares of our common stock, but not below zero, with any excess treated as capital gain; for a more detailed discussion, see “Material U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 37 of this proxy statement.

Our Board of Directors concluded that dissolution and liquidation under Delaware law is the preferred strategy among the alternatives now available to us and is in the best interests of our stockholders. Accordingly, our Board of Directors unanimously approved the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and recommends that our stockholders approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.
Description of our Plan of Dissolution and Dissolution Process (see page 27)
A dissolved corporation continues its existence for three years after dissolution, or such longer period as the Delaware Court of Chancery may direct, for the purpose of prosecuting and defending suits and enabling the corporation to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. A dissolved corporation may not, however, continue the business for which it was organized. Any action, suit or proceeding begun by or against the corporation before or during this survival period does not abate by reason of the dissolution, and for the purpose of any such action, suit or proceeding, the corporation will continue beyond the three-year period until any related judgments, orders or decrees are fully executed, without the necessity for any special direction by the Delaware Court of Chancery.
If the Plan of Dissolution is approved by the requisite vote of our stockholders, the steps set forth below will be completed at such times as the Board of Directors, in its discretion and in accordance with the DGCL, deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders:
•	the filing of a Certificate of Dissolution with the Delaware Secretary of State;
•
the cessation of all of Sio’s business activities except those relating to winding up and liquidating Sio’s business and affairs, including, but not limited to, prosecuting and defending suits by or against us, if any;

•	the collection, sale, exchange or other disposition of remaining non-cash property and assets;
•	the payment of or the making of reasonable provision to pay all claims and obligations, including all contingent, conditional or un-matured contractual claims known to us;
•
the making of such provision as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which we are a party;

•
the making of such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or become known to us within ten years after the date of dissolution;

•	the setting aside of a contingency reserve consisting of cash and/or property to satisfy such claims and contingent obligations of Sio;
•	the making of an initial liquidating distribution to our stockholders of record determined as of the Final Record Date;

•
the pro rata distribution to our stockholders, or the transfer to one or more liquidating trustees for the benefit of our stockholders under a liquidating trust, of the remaining assets of Sio after payment or provision for payment of claims against and obligations of Sio; and

•	the taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.
Our Board of Directors may, to the full extent permitted by law, amend the Plan of Dissolution without any further stockholder approval if it determines that such amendment is in the best interest of our stockholders. In addition, if the Board of Directors determines that dissolution and liquidation are not in the best interests of our stockholders, the Board of Directors may direct that the Plan of Dissolution be abandoned, either before or after stockholder approval.
Estimated Distribution to Stockholders (see page 28)
As of January 31, 2023, we had approximately $46 million in cash and cash equivalents. We currently estimate that we will expend between $17.25 million and $14.65 million after January 31, 2023, which will be used to pay all expenses (including operating expenses up until the filing of the Certificate of Dissolution) and other known, non-contingent liabilities, and which also includes reasonable provision for expenses of liquidation and potential, contingent or unknown liabilities as required by Delaware law. Based on this estimated reserve, we currently estimate that the aggregate amount of an initial liquidating distribution to stockholders will be between $31.27 million and $28.66 million, or between $0.42 and $0.38 per share of common stock (based on 73,975,196 shares outstanding as of January 31, 2023, plus an estimate of the number of shares issuable upon the accelerated vesting and settlement of restricted stock units immediately prior to the Dissolution and Final Record Date). We intend to make this initial distribution as soon as practicable following the filing of the Certificate of Dissolution as creditor claims and contingent liabilities are paid or settled; however, we are unable to predict the precise amount or timing of the initial distribution or of any additional liquidating distributions following the initial liquidating distribution. The timing and amount of the initial distribution and any such additional liquidating distributions will depend upon the actual expenses incurred, the timing of the resolution of matters for which we have established the contingency reserve, the amount to be paid in satisfaction of such contingencies, tax clearances from foreign tax authorities relating to the dissolution of our non-U.S. subsidiaries, as well as our ability to convert our remaining assets to cash. Any liquidating distributions from us will be made to stockholders according to their holdings of common stock as of the Final Record Date, which shall be the date on which we close our stock transfer books and discontinue recording transfers of our common stock except for transfers by will, intestate succession or operation of law.
These amounts may be paid in one or more distributions. The distributions will not occur until after the Certificate of Dissolution is filed, and we cannot predict the ultimate timing or amount of any such distributions, as uncertainties exist as to the value we may receive upon the sale of remaining assets, the ultimate amount of our liabilities, the amounts to be set aside for potential, known, unknown or contingent claims, the operating costs, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions. These and other factors make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distributions. Although we cannot predict the timing or amount of any such distributions, the Board of Directors intends to seek to distribute funds to our stockholders as quickly as possible, as permitted by the DGCL and the Plan of Dissolution, and will take all reasonable actions to optimize the distributable value to our stockholders. See “Risk Factors” below.
Contingent Liabilities; Contingency Reserve (see page 31)
Under the DGCL, we are required, in connection with our dissolution and liquidation, to pay or make reasonable provision for payment of all of our liabilities and obligations. Following the approval of the Plan of Dissolution by our stockholders, we will pay all known liabilities. In addition, we currently estimate that we will establish a reserve for unanticipated claims of between approximately $7 million and $6 million, which will be used to satisfy contingent and unknown liabilities as they become due.
The estimated amount of the contingency reserve is based upon estimates and opinions of management and the Board of Directors and derived from consultations with outside experts and a review of our estimated operating expenses and future estimated liabilities. There can be no assurance that the contingency reserve will be sufficient. If any of our estimates, including estimates relating to the costs of the liquidation process and of satisfying outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, we may be required to increase the amount of the contingency reserve. After the liabilities, expenses and obligations for which the contingency reserve is established have been satisfied or reserved in full, we will distribute to our stockholders any remaining portion of the contingency reserve. Refer to “Estimated Distribution to Stockholders” for more information regarding the assumptions underlying our contingency reserve.
Under the DGCL, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should such contingency reserve and the assets held by any liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the repayment to creditors, out of the amounts theretofore received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess.
Stock of the Company; Final Record Date (see page 32)
The Final Record Date will be the date upon which we file the Certificate of Dissolution with the Delaware Secretary of State. We intend to close our stock transfer books and discontinue recording transfers of shares of our common stock on the Final Record Date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur after the Final Record Date. The trading market for our common stock may be limited prior to the Final Record Date.
Listing and Trading of the Common Stock (see page 32)
If our stockholders approve the Plan of Dissolution, we intend to close our stock transfer books on the Final Record Date and will cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in the shares will cease after the Final Record Date. We expect that the trading of our common stock on the Nasdaq Capital Market will terminate before then. We previously announced in September 2022 that if we do not regain compliance with Nasdaq’s minimum bid price requirement by March 11, 2023, our common stock will be subject to immediate delisting. If our common stock is delisted from Nasdaq prior to the Final Record Date, your ability to trade or otherwise transfer your shares may be significantly impacted.
Treatment of Equity Awards (see page 34)
All outstanding restricted stock units and outstanding options, whether currently vested or unvested, will terminate immediately prior to our dissolution in accordance with the terms of our 2015 Equity Incentive Plan, as amended, or the 2015 Plan, and we intend to terminate the 2015 Plan effective upon our dissolution.
Interests of Directors and Executive Officer in Approval of the Plan of Dissolution (see page 34)
In considering the recommendation of our Board of Directors, you should be aware that our directors and executive officer may have interests in the Plan of Dissolution that are different from or in addition to your interests as a stockholder and that may present actual or potential conflicts of interest. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Plan of Dissolution and the transactions contemplated thereby and in determining to recommend that Sio stockholders vote FOR the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. You should consider these and other interests of our directors and executive officers that are described in this proxy statement.
Material U.S. Federal Income Tax Consequences of the Dissolution (see page 37)
Distributions made pursuant to the Plan of Dissolution are intended to be treated as received by a Holder in exchange for the Holder’s shares of our common stock and could result in a U.S. federal income tax liability to the Holder. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 37 of this proxy statement. Holders are urged to carefully review the discussion of tax matters within this proxy statement and to consult their own tax advisors as to the specific tax consequences to them of the Dissolution.
Required Stockholder Vote (see page 42)
The affirmative vote of the holders of a majority of all outstanding shares of common stock on the record date is required to approve the Dissolution Proposal. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be able to be voted.
Recommendation of Our Board of Directors (see page 42)
On December 7, 2022, our Board of Directors unanimously: (1) determined that the dissolution and liquidation of the Company, and the other transactions contemplated thereby, are advisable and in the best interests of the Company and our stockholders, (2) approved in all respects the Plan of Dissolution and the other transactions contemplated thereby, and (3) recommended that our stockholders vote FOR the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

GENERAL QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, follow the instructions below to submit your proxy over the telephone or on the Internet, or follow the instructions received from your brokerage firm, bank, dealer or other similar organization if you hold your shares in “street” name. Refer to “How do I vote?” below.
Under rules adopted by the SEC, we have mailed the full set of our proxy materials, including this proxy statement and the proxy card, to our stockholders of record as of the close of business on February 14, 2023, on or around February 21, 2023. The proxy materials are also available to view and download at http://investors.siogtx.com/investors
/proxy-materials.
How do I attend and participate in the Special Meeting online?
The Special Meeting will be a completely virtual meeting of stockholders and will be webcast live over the Internet. Any stockholder can attend the virtual meeting live online at www.virtualshareholdermeeting.com/SIOX2023SM. The webcast will start at 10:00 a.m. Eastern Time. Stockholders as of February 14, 2023, or the Record Date, may vote and submit questions while attending the meeting online. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please refer to the technical support information located at www.virtualshareholdermeeting.com/SIOX2023SM or www.proxyvote.com. You will not be able to attend the Special Meeting in person. Stockholders attending the Special Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Special Meeting, you will need the control number, which is included in your proxy materials if you are a stockholder of record of shares of common stock, or included with your voting instructions and materials received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/SIOX2023SM. We recommend that you log in a few minutes before 10:00 a.m. Eastern Time to ensure you are logged in when the Special Meeting starts. The webcast will open 15 minutes before the start of the Special Meeting.
If you would like to submit a question during the Special Meeting, you may log in to www.virtualshareholdermeeting.com/SIOX2023SM using your control number, type your question into the “Ask a Question” field, and click “Submit.”
What happens if there are technical difficulties during the Special Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting, voting at the Special Meeting or submitting questions at the Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please refer to the technical support information located at www.virtualshareholdermeeting.com/SIOX2023SM or www.proxyvote.com.
If we experience technical difficulties at the Special Meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Special Meeting to a later date and will provide notice of the date and time of such adjourned meeting at http://investors.siogtx.com/investors/proxy-materials and on a Current Report on Form 8-K that we will file with the SEC. For additional information on how you can attend any postponement or adjournment of the Special Meeting, see “What happens if the Special Meeting is postponed or adjourned” below.
Will a list of record stockholders as of the Record Date be available?
For the ten days prior to the Special Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose by request. You may email us at legal@siogtx.com to coordinate arrangements to view the stockholder list.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on Tuesday, February 14, 2023, will be entitled to vote at the Special Meeting. On this record date, there were 73,975,196 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares of Common Stock Registered in Your Name
If, on Tuesday, February 14, 2023, your shares of common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. Refer to “How do I vote?” below.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Bank or Other Agent
If, on Tuesday, February 14, 2023, your shares of common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are three matters scheduled for a vote:
•
To approve the Dissolution pursuant to the Plan of Dissolution, which, if approved, will authorize the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution. This proposal is referred to as the “Dissolution Proposal.”

•
To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officer that is based on or otherwise relates to the Dissolution. This proposal is referred to as the “Compensation Proposal.”

•
To grant discretionary authority to the Board of Directors to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. This proposal is referred to as the “Adjournment Proposal.”

What if another matter is properly brought before the Special Meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For each proposal, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are described below.
Stockholder of Record: Shares of Common Stock Registered in Your Name
If you are a stockholder of record, you may vote online during the Special Meeting, or you may vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online, even if you have already voted by proxy.
•
To vote online during the Special Meeting follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/SIOX2023SM, starting at 10:00 a.m. Eastern Time on April 5, 2023. The webcast will open 15 minutes before the start of the Special Meeting.

•
To vote in advance of the Special Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Tuesday, April 4, 2023 to be counted.

•
To vote in advance of the Special Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Tuesday, April 4, 2023 to be counted.

•
To vote using the enclosed proxy card, complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares of Common Stock Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Sio. Complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet if so instructed by your broker, bank or other agent. To vote online at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
What is the difference between holding Shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Sio.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. Because of the non-routine nature of the Proposals, your broker, bank or other nominee is not authorized to vote your shares on any proposal without instructions from you. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares virtually at the Special Meeting unless you have obtained a legal proxy from your broker, bank or other nominee, as the stockholder of record, authorizing you to vote your shares. Refer to “If my broker holders my shares in ‘street name,’ will my broker vote my shares for me?” below.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on Tuesday, February 14, 2023.
What happens if I abstain from voting or if I do not vote on the proposals?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If you abstain from voting, that abstention will have the same effect as if you voted “AGAINST” the proposal to adopt the Plan of Dissolution, the Compensation Proposal and the Adjournment Proposal. However, abstentions are counted as shares present or represented by proxy at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum, but will count as a vote “AGAINST” each of the proposal to adopt the Plan of Dissolution, the Compensation Proposal and the Adjournment Proposal.
Failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will also count as a vote “AGAINST” the proposal to adopt the Plan of Dissolution. If your shares are not deemed present or represented by proxy at the Special Meeting, then a failure to vote will not have any effect on the Adjournment Proposal or the Compensation Proposal. If your shares are deemed present or represented by proxy, then a failure to vote your shares will have the same effect as a vote “AGAINST” the Adjournment Proposal only if a quorum is not present, and will have no effect on the Compensation Proposal or, if a quorum is present, on the Adjournment Proposal.
Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Plan of Dissolution, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of shares of common stock held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares may not be voted on your behalf for any proposal, will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:
•	“FOR” the dissolution and liquidation of the Company pursuant to the Plan of Dissolution;
•	“FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and
•	“FOR” the Adjournment Proposal.
If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
How does the Board of Directors recommend that I vote?
The Board of Directors unanimously recommends that the stockholders vote:
•	“FOR” the adoption of the Plan of Dissolution;
•	“FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and
•	“FOR” the Adjournment Proposal.
For a discussion of the factors that the Board of Directors considered in determining to recommend that you vote to approve the proposal to approve the Plan of Dissolution, please see the section captioned “Proposal 1: Adoption of the Plan of Dissolution—The Board of Directors’ Recommendation.” In addition, when considering the recommendation of the Board of Directors, you should be aware that some of Sioi’s directors and executive officer may have interests in the Dissolution that are different from, or in addition to, the interests of stockholders more generally. For a discussion of these interests, please see the section captioned “Approval of the Dissolution Pursuant to the Plan Of Dissolution—Interests of Directors and Executive Officer in Approval of the Plan of Dissolution.”
What do I need to do now?
You should carefully read and consider this entire proxy statement and the annex to this proxy statement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Dissolution and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your Shares can be voted at the Special Meeting, unless you wish to seek appraisal pursuant to Section 262 of the DGCL. If you hold your Shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your Shares.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have engaged MacKenzie Partners, Inc., to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, which in total is not expected to exceed $12,500, plus reimbursement of customary disbursements.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in each set of proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can change your vote or revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may change your vote or revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to Sio Gene Therapies Inc., Attn: Corporate Secretary, at 1501 Broadway, 12th Floor, New York, New York 10036.
•
You may attend the Special Meeting and vote online. Attending the Special Meeting will not, by itself, revoke your proxy. You must specifically vote at the virtual Special Meeting in order for your previous proxy to be revoked.

Your most current proxy card is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or agent, you should follow the instructions provided by your broker, bank or other agent regarding how to change your vote.
How are votes counted?
David Nassif, our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, General Counsel and Director, will serve as Chairperson of the meeting and will determine the method by which votes will be counted. If a poll is demanded, however, in accordance with the bylaws, every person present at the Special Meeting will have one vote for each share of common stock of which such person is the holder or for which such person holds a proxy. A poll vote will be taken by electronic ballot if so demanded in accordance with our bylaws.
Votes “For” and “Against” and abstentions will be separately counted.
If my broker holds my shares in “street name,” will my broker vote my shares for me?
No. Your bank, broker or other nominee is permitted to vote your shares on any Proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such Proposals, which will have the same effect as if you voted “AGAINST” the Dissolution Proposal and, only if a quorum is not present, the Adjournment Proposal, but will have no effect on the Compensation Proposal or, if a quorum is present, the Adjournment Proposal.
Why are the stockholders being asked to cast an advisory (non-binding) vote to approve the Compensation Proposal?
The Securities Exchange Act of 1934, as amended, or the Exchange Act, and applicable SEC rules thereunder require the Company to seek an advisory (non-binding) vote with respect to certain payments that may be paid or become payable to certain of its named executive officer in connection with the Dissolution.

What will happen if the stockholders do not approve the Compensation Proposal at the Special Meeting?
Approval of the Compensation Proposal is not a condition to the completion of the Dissolution. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on the Company. Therefore, if the other requisite stockholder approvals are obtained and the Dissolution is completed, the amounts payable under the Compensation Proposal will be payable to the Company’s named executive officer in accordance with the terms and conditions of the applicable agreements, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.
How many votes are needed to approve each proposal?
Dissolution Proposal – The affirmative vote of the holders of a majority of all outstanding shares of common stock on the record date is required to approve the Dissolution Proposal. Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the meeting, abstain from voting at the meeting, or fail to instruct your broker, bank or other nominee on how to vote, such failure will have the same effect as votes cast “AGAINST” this proposal. As of February 14, 2023, the record date for the Special Meeting, 36,987,599 shares constitute a majority of the issued and outstanding shares of common stock.
Compensation Proposal – Approval of the Compensation Proposal requires the affirmative vote of the majority of the shares present in person, by remote communication or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter, provided a quorum is present. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, only shares present virtually or represented by proxy at the Special Meeting will be able to be voted. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the Dissolution.
Adjournment Proposal – Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the shares present in person, by remote communication or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the shares represented at the Special Meeting.
What is the quorum requirement?
The presence, in person or by proxy duly authorized, of the holders of record of a majority of the outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, only shares present virtually or represented by proxy at the Special Meeting will be counted in determining whether a quorum is present. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote at the meeting or if you attend the Special Meeting but abstain from voting. The Special Meeting may be adjourned whether or not a quorum is present. If you hold your Shares in “street name” and do not give any instruction to your broker, bank or other nominee as to how your shares should be voted at the Special Meeting, those shares will not be entitled to vote on any proposal at the Special Meeting and will not be counted for purposes of establishing a quorum.
As of the close of business on February 14, 2023, the record date for the Special Meeting, there were 73,975,196 shares of common stock outstanding.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
What proxy materials are available on the internet?
This proxy statement, and the documents incorporated by reference herein, are available at http://investors.siogtx.com/investors/proxy-materials.

Who can help answer my questions?
If you have any questions concerning the Plan of Dissolution, the Dissolution, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

GENERAL INFORMATION ABOUT THE DISSOLUTION AND THE PLAN OF DISSOLUTION
What does the Plan of Dissolution entail?
The Plan of Dissolution provides an outline of the steps for the Dissolution of the Company. The Plan of Dissolution provides that we may file the Certificate of Dissolution as the Board of Directors determines in its sole discretion following the required stockholder approval.
Why is the Board of Directors recommending approval of the Dissolution of the Company pursuant to the Plan of Dissolution?
After carefully considering the risks, timing, viability and potential impact on our stockholders of the strategic alternatives potentially available to the Company, as well as the recommendation of our executive officer, and in consultation with our legal, financial and tax advisors, the Board of Directors determined that the Dissolution of the Company pursuant to the Plan of Dissolution is advisable and in the best interests of the Company and our stockholders. For further discussion of the background and reasons for the Dissolution, see “Proposal No. 1: Approval of the Dissolution Pursuant to the Plan of Dissolution—Background of the Proposed Dissolution and Plan of Dissolution” and “Proposal No. 1: Approval of the Dissolution Pursuant to the Plan of Dissolution—Reasons for the Dissolution.”
What will happen if the Dissolution is approved?
If the Dissolution is approved by our stockholders, our Board of Directors will have sole discretion to determine if and when (at such time as it deems appropriate following stockholder approval of the Dissolution) to proceed with the Dissolution. If the Board of Directors decides to proceed with the Dissolution, we will liquidate any remaining assets, satisfy or make reasonable provisions for our remaining obligations, and make distributions to the stockholders of available proceeds, if any. The Board of Directors intends to seek to distribute funds to our stockholders as quickly as possible, as permitted by the DGCL, and the Plan of Dissolution, and will take all reasonable actions to optimize the distributable value to our stockholders. As discussed below under the heading “Proposal No. 1: Approval of the Dissolution Pursuant to the Plan of Dissolution—Background of the Proposed Dissolution and Plan of Dissolution,” the Board of Directors will continue to consider viable potential strategic alternatives prior to filing the Certificate of Dissolution.
What will happen if the Plan of Dissolution is not approved?
If stockholders do not approve the Dissolution, we will continue our corporate existence and the Board of Directors will continue to explore strategic alternatives for returning capital to stockholders in a manner intended to maximize value. In addition, the Board of Directors may determine that it is in the best interests of the Company and our stockholders to resubmit the Plan of Dissolution to stockholders for reconsideration in the future.
Can the Board of Directors abandon or modify the Plan of Dissolution after stockholder approval prior to the Effective Time of the Dissolution?
Yes. If the Board of Directors determines that the Dissolution is not in the best interests of the Company or our stockholders, the Board of Directors may direct that the Dissolution be abandoned, or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law, in either case without the necessity of further stockholder approval. After the Certificate of Dissolution has been filed with the Delaware Secretary of State, however, revocation of the Dissolution would require stockholder approval under Delaware law.
Can the Company estimate the distributions that the stockholders would receive in the Dissolution?
We estimate that the aggregate amount of total cash and other non-cash asset distributions to our stockholders in the Dissolution will be approximately $31.27 million to $28.66 million, which implies a per share distribution of between $0.42 to $0.38 per share of common stock (based on 73,975,196 shares outstanding as of January 31, 2023, plus an estimate of the number of shares issuable upon the accelerated vesting and settlement of restricted stock units immediately prior to the Dissolution and Final Record Date).
These amounts may be paid in one or more distributions. The distributions will not occur until after the Certificate of Dissolution is filed, and we cannot predict the ultimate timing or amount of any such distributions, as uncertainties exist as to the value we may receive upon the sale of remaining assets, the ultimate amount of our liabilities, the amounts to be set aside for potential, known, unknown or contingent claims, the operating costs, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions. These and other factors make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distributions. Although we cannot predict the timing or amount of any such distributions, the Board of Directors intends to seek to distribute funds to our stockholders as quickly as possible, as permitted by the DGCL and the Plan of Dissolution, and will take all reasonable actions to optimize the distributable value to our stockholders. For further information on the estimated distribution to our stockholders and a description of the assumptions underlying our estimate of the total cash distributions to our stockholders in the Dissolution, see “Estimated Distribution to Stockholders” beginning on page 28 of this proxy statement.
Can I still sell my shares of common stock?
Yes, but only until the filing of our Certificate of Dissolution with the Delaware Secretary of State. If the Dissolution is approved by our stockholders and if and when the Board of Directors determines to proceed with the Dissolution, we will close our transfer books as of the Effective Time, or the Final Record Date. After such time, we will not record any further transfers of our common stock, except pursuant to the provisions of a deceased stockholder’s will, intestate succession, or by operation of law and we will not issue any new stock certificates, other than replacement certificates. As a result of the closing of our transfer books, it is anticipated that distributions, if any, made in connection with the Dissolution will be made pro rata to the same stockholders of record as the stockholders of record as of the Final Record Date, and it is anticipated that no further trading of our common stock will occur after the Final Record Date.
Our common stock is currently listed on the Nasdaq Capital Market, or Nasdaq. Our common stock will be delisted on or prior to the date we file the Certificate of Dissolution, and trading will be suspended on that date or as soon thereafter as is reasonably practicable. If our common stock is delisted prior to the date we file the Certificate of Dissolution, trading in our common stock may be very limited. Refer to “Risk Factors—We intend to have our common stock delisted from the Nasdaq Capital Market and our stock transfer books closed at the close of business on the date we file the Certificate of Dissolution with the Delaware Secretary of State, after which it will not be possible for stockholders to publicly trade our stock” for more information.
Do I have appraisal rights in connection with the Dissolution?
Stockholders are not entitled to assert appraisal rights in connection with the Dissolution, and we do not intend to independently provide stockholders with any such right.
Are there any risks related to the Dissolution?
Yes. You should carefully review the section entitled “Risk Factors” beginning on page 18 of this proxy statement for a description of risks related to the Dissolution.
When do you expect the dissolution and winding-up process to be completed?
Assuming the Dissolution pursuant to the Plan of Dissolution is approved by our stockholders, we are currently targeting April 2023 to file a Certificate of Dissolution with the Delaware Secretary of State, although such filing may be delayed by the Board of Directors in its sole discretion and the Board of Directors has not set a deadline to make its decision to proceed with the filing of a Certificate of Dissolution. Pursuant to the DGCL, our corporate existence will continue for a period of at least three years following the Effective Time for the purpose of prosecuting and defending suits, winding up the Company and making distributions to stockholders, but not for the purpose of continuing to engage in any business for which the Company was organized. The three-year statutory winding-up period can be extended by the Delaware Court of Chancery. In addition, the Company may remain a body corporate beyond the three-year period for the sole purpose of proceedings begun before or during the three-year period. As a result, the winding-up process could extend beyond three years after dissolution, and it is difficult to estimate when it will be completed.
Will I owe any U.S. federal income taxes as a result of the Dissolution?
Distributions made pursuant to the Plan of Dissolution are intended to be treated as received by a Holder in exchange for the Holder’s shares of our common stock and could result in a U.S. federal income tax liability to the

Holder. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 37 of this proxy statement. You should consult your tax advisor as to the particular tax consequences of the Dissolution to you, including the applicability of any U.S. federal, state and local and non-U.S. tax laws.
Why is stockholder approval being sought for the Dissolution Proposal?
Under the DGCL, stockholder approval by the holders of a majority of the outstanding voting power of the shares entitled to vote on the matter is required for certain fundamental corporate transactions, such as the sale of all or substantially all of the assets of the Company, the complete liquidation of the Company or the dissolution of the Company. The Dissolution Proposal contemplates the dissolution of the Company, winding up of its affairs after dissolution and liquidation of any remaining assets pursuant to the Plan of Dissolution. Therefore, under the DGCL, the Dissolution Proposal requires stockholder approval. The Plan of Dissolution gives the Board of Directors, to the fullest extent permitted by law, the authority to liquidate all of our assets in the manner that is in the best interest of the Company’s stockholders after the filing of the Certificate of Dissolution without further stockholder approval.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements which involve substantial risks and uncertainties and are based on Sio’s beliefs and assumptions and on information currently available to Sio. All statements other than statements of historical facts contained in this proxy statement, including statements regarding the Dissolution and related matters, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “forecast,” “foresee,” “potential,” “predict,” “project,” “likely,” “goal,” “target,” “could,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.
Forward-looking statements are predictions based on expectations and projections about future events, are not statements of historical fact, are subject to risks, uncertainties and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this proxy statement and information contained in this proxy statement should not be relied upon as representing Sio’s estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to:
•	the availability, timing and amount of liquidating distributions;
•	the amounts that will need to be set aside by us;
•	the adequacy of such reserves to satisfy our obligations;
•	our ability to favorably resolve potential tax claims, litigation matters and other unresolved contingent liabilities;
•	the amount of proceeds that might be realized from the sale or other disposition of our assets;
•	the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations;
•	the incurrence by the Company of expenses relating to the Dissolution;
•	our ability to retain employees, consultants and other resources to carry out the Dissolution;
•	the timing of delisting of our common stock from Nasdaq and related limitations on future trading of our common stock prior to the Dissolution; and
•	the ability of the Board of Directors to abandon, modify or delay implementation of the Plan of Dissolution, even after stockholder approval.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this proxy statement. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements as predictions of future events.
These risks are not exhaustive. Except as required by law, Sio assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by Sio’s forward-looking statements is included in the reports Sio has filed or will file with the SEC, including Sio’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, Sio’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, and subsequent filings Sio makes with the SEC. These filings, when available, are available on the investor relations section of the Company’s website at https://investors.siogtx.com/ and on the SEC’s website at www.sec.gov.

RISK FACTORS
You should carefully consider the following risk factors, in addition to the other information contained in this proxy statement and the annex attached to the proxy statement, including risks described in our filings with the SEC referred to herein, when deciding whether to vote to approve the Dissolution Proposal. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties of which we are unaware, or that we currently believe are not material, may also become important factors. This proxy statement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of factors that are described below and elsewhere in this proxy statement. See the section of this proxy statement titled “Special Note Regarding Forward-Looking Statements.”
The amount we distribute to our stockholders in the initial liquidating distribution may be substantially less than the amount we currently estimate if the amounts of our liabilities, other obligations and expenses or claims against us are higher than we currently anticipate or larger contingency reserves are established.
As of January 31, 2023, we had approximately $46 million in cash and cash equivalents. We currently estimate that we will expend between $17.25 million and $14.65 million after January 31, 2023, which will be used to pay all expenses (including operating expenses up until the filing of the Certificate of Dissolution) and other known, non-contingent liabilities, and which also includes reasonable provision for expenses of liquidation and potential, contingent and unknown liabilities as required by Delaware law. Based on this estimated reserve, we currently estimate that the aggregate amount of an initial liquidating distribution to stockholders will be between $31.27 million and $28.66 million, or between $0.42 and $0.38 per share of common stock (based on 73,975,196 shares outstanding as of January 31, 2023, plus an estimate of the number of shares issuable upon the accelerated vesting and settlement of restricted stock units immediately prior to the Dissolution and Final Record Date). The amount of cash ultimately distributed to our stockholders in the initial liquidating distribution depends on the amount of our liabilities, obligations and expenses and claims against us, and contingency reserves that we establish during the liquidation process. We have attempted to estimate reasonable reserves for such liabilities, obligations, expenses and claims against us. However, those estimates may be inaccurate. Factors that could impact our estimates include the following:
•	if any of the estimates regarding the Plan of Dissolution, including the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate;
•	if unforeseen claims are asserted against us, we will have to defend or resolve such claims or establish a reasonable reserve before making distributions to our stockholders; and
•
if the estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate the Company, are inaccurate.

If any of the foregoing occurs, the amount we initially distribute to our stockholders may be substantially less than the amount we currently estimate.
We cannot assure you of the exact amount or timing of any liquidating distributions to our stockholders under the Plan of Dissolution.
The dissolution and liquidation process is subject to numerous uncertainties, and may not result in any remaining capital for additional liquidating distributions to our stockholders following the initial liquidating distribution. The precise amount and timing of any additional liquidating distribution to our stockholders will depend on and could be delayed by, among other things, sales of our non-cash assets, any unexpected claims from third parties, including governmental authorities, and unexpected or greater than expected expenses.
If our stockholders vote against the Plan of Dissolution, it would be very difficult for us to continue our business operations.
If our stockholders do not approve the Plan of Dissolution, we would have to continue our business operations from a difficult position, in light of our announced intent to dissolve and liquidate. We are not actively conducting any pre-clinical or clinical development programs and have generally ceased normal business operations and terminated all but 6 of our employees. Prospective employees, vendors and other third parties may refuse to form relationships or conduct business with us if they do not believe we will continue to operate as a going concern. We also expect our common stock to be delisted from Nasdaq in March 2023, following which time there may not be a liquid trading market for our common stock.
The payment of liquidating distributions, if any, to our stockholders could be delayed.
Although our Board of Directors has not established a firm timetable for liquidating distributions to our stockholders, the Board of Directors intends, subject to contingencies inherent in winding down our business, to make such liquidating distributions, if any, as promptly as practicable as creditor claims and contingent liabilities are paid or settled. However, we are currently unable to predict the precise timing of any such liquidating distributions or whether any liquidating distributions will occur at all. The timing of any such liquidating distributions will depend on and could be delayed by, among other things, tax clearances from foreign tax authorities relating to the dissolution of our non-U.S. subsidiaries, the timing of sales of our non-cash assets and claim settlements with creditors. Additionally, a creditor could seek an injunction against the making of such distributions to our stockholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for such distribution to our stockholders.
We will continue to incur claims, liabilities and expenses that will reduce the amount available for distribution to stockholders.
Claims, liabilities and expenses from operations, such as operating costs, salaries, insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous expenses, will continue to be incurred as we wind down. In connection with the Dissolution, we will also dissolve our non-U.S. subsidiaries. These non-U.S. subsidiaries may be subject to differing laws, regulations and standards in each jurisdiction where such non-U.S. subsidiary operates, include, but are not limited to, regulations and standards applicable to liabilities and expenses arising from salaries, insurance, payroll and local taxes, legal and miscellaneous expenses. These expenses will reduce the amount of assets available for ultimate distribution to stockholders.
If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each stockholder receiving liquidating distributions could be held liable for payment to our creditors of his, her or its pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder in dissolution.
If the Plan of Dissolution is approved by our stockholders, we will file a Certificate of Dissolution with the Delaware Secretary of State dissolving Sio Gene Therapies Inc. Pursuant to the DGCL, we will continue to exist for three years after our dissolution or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against the Company and enabling us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute to our stockholders any remaining assets. Under the DGCL, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each stockholder of record as of the Final Record Date could be held liable for payment to our creditors of such stockholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder in dissolution.
Although the liability of any stockholder is limited to the amounts previously received by such stockholder from us (and from any liquidating trust or trusts) pursuant to the Plan of Dissolution, this means that a stockholder could be required to return all liquidating distributions previously made to such stockholder and receive nothing from us under the Plan of Dissolution. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. While we will endeavor to make adequate reserves for all known, contingent, and unknown liabilities, there is no guarantee that the reserves established by us will be adequate to cover all such expenses and liabilities.
No further stockholder approval will be required.
Approval of the Plan of Dissolution and the actions contemplated thereby requires the affirmative vote of a majority of our outstanding shares of common stock. If our stockholders approve the Plan of Dissolution, we will be authorized to cease operations, sell, license or otherwise dispose of all of our remaining non-cash assets and dissolve the Company without further approval of our stockholders, unless required to do so by Delaware law.

We intend to have our common stock delisted from the Nasdaq Capital Market and our stock transfer books closed at the close of business on the date we file the Certificate of Dissolution with the Delaware Secretary of State, after which it will not be possible for stockholders to publicly trade our stock.
We previously announced in September 2022 that if we do not regain compliance with Nasdaq’s minimum bid price requirement by March 11, 2023, our common stock will be subject to immediate delisting. As such, we expect that our common stock will be delisted from the Nasdaq Capital Market on or around March 11, 2023, which is expected to be prior to the Final Record Date. Once our common stock is delisted from the Nasdaq Capital Market, the ability of our stockholders to trade or otherwise transfer our common stock will be significantly impacted.
In addition, on the date we file the Certificate of Dissolution with the Delaware Secretary of State, we intend to close our stock transfer books and discontinue recording transfers of our common stock. Thereafter, certificates or book entries representing our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distributions made by us will be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.
Our stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.
Distributions made pursuant to the Plan of Dissolution are intended to be treated as received by a Holder in exchange for the Holder’s shares of our common stock. Accordingly, the amount of any such distribution will reduce the Holder’s adjusted tax basis in such shares, but not below zero. Any excess will be taxable as capital gain, while any tax basis remaining in such shares following the final distribution pursuant to the Plan of Dissolution will be treated as a capital loss. Any such gain or loss generally will be long-term capital gain or loss, respectively, if such shares have been held for more than one year. The deductibility of capital losses is subject to limitations. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 37 of this proxy statement. You should consult your tax advisor as to the particular tax consequences of the Dissolution to you, including the applicability of any U.S. federal, state, and local and non-U.S. tax laws.
Our Board of Directors may at any time turn management of the liquidation over to a third party, and some or all of our directors may resign from our Board of Directors at any time.
Our Board of Directors. which is expected to consist of only one member following the Effective Time, may at any time turn our management over to a third party to complete the liquidation of our remaining assets and distribute the available proceeds to our stockholders, and a number of our directors may resign from our Board of Directors prior to or in connection with the filing of the Certificate of Dissolution. If management is turned over to a third party and all of our directors resign from our Board of Directors, the third party would have sole control over the liquidation process, including the sale or distribution of any remaining assets.
If we decide to use a liquidating trust, interests of our stockholders in such a trust may not be transferable.
Under the Plan of Dissolution, the Board of Directors has the authority to use a liquidating trust. If a liquidating trust is established, the interests of our stockholders in a liquidating trust set up by us may not be transferable, which could adversely affect your ability to realize the value of such interests. Even if transferable, the interests are not expected to be listed on a national securities exchange, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. In addition, as stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests would result in tax liability to the interest holders without their being readily able to realize the value of such interest to pay such taxes or otherwise.
We can abandon or revoke the Dissolution and this may cause prior distributions made in liquidation to be treated as dividends.
By approving the Dissolution Proposal, stockholders will also be granting the Board of Directors the authority, notwithstanding stockholder approval of the Dissolution Proposal, to abandon the Dissolution prior to the filing of the Certificate of Dissolution without further stockholder action, if the Board of Directors determines that the Dissolution is not in the best interests of the Company and our stockholders.

After the filing of the Certificate of Dissolution, the Board of Directors may revoke the Dissolution if holders of a majority of the voting power of the Company’s common stock entitled to vote on the Dissolution Proposal approve a resolution adopted by the Board of Directors recommending such revocation. If the Dissolution is abandoned or revoked, then all prior distributions made in liquidation to stockholders may be treated as dividends to the extent of the Company’s current and accumulated earnings and profits. See “Material U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 37 of this proxy statement.

PROPOSAL 1

APPROVAL OF THE DISSOLUTION PURSUANT TO THE PLAN OF DISSOLUTION
General
Our Board of Directors is presenting the Plan of Dissolution for approval by our stockholders at the Special Meeting. The Plan of Dissolution was unanimously approved by the Board of Directors, subject to stockholder approval, on December 11, 2022. A copy of the Plan of Dissolution is attached as Annex A to this proxy statement. All material features of the Plan of Dissolution are summarized below. We encourage you to read the Plan of Dissolution in its entirety.
Summary of the Plan of Dissolution and Dissolution Process
After the filing the Certificate of Dissolution with the Delaware Secretary of State, our activities will be limited to:
•	paying all of our known obligations and liabilities;
•	establishing a contingency reserve, consisting of cash or other assets, that we believe will be adequate for the satisfaction of all potential, contingent or conditional claims and liabilities;
•	making an initial liquidating distribution to our stockholders of record determined as of the Final Record Date;
•	attempting to convert, sell or otherwise dispose of all of our remaining non-cash assets for cash or cash equivalents in an orderly fashion;
•	terminating any of our remaining commercial agreements, relationships or outstanding obligations;
•	paying operating and liquidation expenses and satisfying any contingent liabilities as they become due out of funds available in the contingency reserve;
•	distributing pro rata in one or more additional liquidating distributions all of our remaining assets, if any, to our stockholders of record as of the Final Record Date;
•	liquidating or dissolving our subsidiaries;
•	complying with SEC reporting requirements, as necessary; and
•	completing tax filings.
Delaware law provides that, following the approval of the Plan of Dissolution by our stockholders, the Board of Directors may take such actions as it deems necessary in furtherance of the dissolution of the Company and the winding up of its operations and affairs.
As of January 31, 2023, we had approximately $46 million in cash and cash equivalents. We currently estimate that we will expend between $17.25 million and $14.65 million after January 31, 2023, which will be used to pay all expenses (including operating expenses up until the filing of the Certificate of Dissolution) and other known, non-contingent liabilities, and which also includes reasonable provision for expenses of liquidation and potential, contingent or unknown liabilities as required by Delaware law. Based on this estimated reserve, we currently estimate that the aggregate amount of an initial liquidating distribution to stockholders will be between $31.27 million and $28.66 million, or between $0.42 and $0.38 per share of common stock (based on 73,975,196 shares outstanding as of January 31, 2023, plus an estimate of the number of shares issuable upon the accelerated vesting and settlement of restricted stock units immediately prior to the Dissolution and Final Record Date). We intend to make this initial distribution as soon as practicable following the filing of the Certificate of Dissolution as creditor claims and contingent liabilities or paid and settled; however, we are unable to predict the precise amount or timing of the initial distribution or of any additional liquidating distributions following the initial liquidating distribution. The timing and amount of the initial distribution and any such additional liquidating distributions will depend upon the actual expenses incurred, the timing of the resolution of matters for which we have established the contingency reserve, the amount to be paid in satisfaction of such contingencies, tax clearances from foreign tax authorities relating to the dissolution of our non-U.S. subsidiaries, as well as our ability to convert our remaining assets to cash. Any liquidating distributions from us will be made to stockholders according to their holdings of common stock as of the Final Record Date, which shall be the date on which we close our stock transfer books and discontinue recording transfers of our common stock except for transfers by will, intestate succession or operation of law.

In addition to the satisfaction of liabilities, we have used and anticipate continuing to use cash in the next several months for a number of items, including, but not limited to, the following:
•	ongoing operating expenses up until the filing of the Certificate of Dissolution;
•	expenses incurred in connection with our insurance coverage, including our directors’ and officer’s insurance;
•	expenses incurred in connection with the Dissolution;
•	severance and related costs; and
•	professional, legal, consulting and accounting fees.
We may, at any time, turn our management over to a third party to complete the liquidation of our remaining assets and distribute the proceeds from the sale of assets to our stockholders pursuant to the Plan of Dissolution, including an assignment for the benefit of creditors. This third-party management may also be in the form of a liquidating trust, which, if adopted, would succeed to all of our assets, liabilities and obligations. Our Board of Directors may appoint one or more of its members, our officer, or a third party to act as trustee or trustees of such liquidating trust. If all of our assets are not distributed within three years after the date our dissolution, we expect to transfer our remaining assets to a liquidating trust at such time.
During the liquidation of our assets, we may pay our officer, directors, employees and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. See “Interests of Directors and Executive Officer in Approval of the Plan of Dissolution.” Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services.
Background of the Proposed Dissolution and Plan of Dissolution
Until recently, we were a clinical-stage company focused on developing gene therapies to radically transform the lives of patients with neurodegenerative diseases. We previously had three clinical-stage programs: AXO-AAV-GM1 for the treatment of GM1 gangliosidosis, AXO-AAV-GM2 for the treatment of GM2 gangliosidosis (including Tay-Sachs and Sandhoff diseases) and AXO-Lenti-PD for the treatment of Parkinson’s disease.
In November 2021, at the direction of our Board of Directors, we commenced a strategic assessment of our clinical programs, including assessment of potential strategic alternatives. As part of this process, we engaged SVB Leerink as financial advisor to assist us in the process of evaluating strategic alternatives. In addition, in January 2022, we announced our intent to prioritize the development of our AXO-AAV-GM1 and AXO-AAV-GM2 clinical programs and wind down our AXO-Lenti-PD clinical program, including the termination of our license agreement relating to such program. After a thorough review of our ongoing clinical programs primarily conducted during the first calendar quarter of 2022, and given the prevailing public financing environment, in April 2022, we and our Board of Directors concluded that the advancement of our programs through clinical trial and into commercialization, if successful, would require significant capital and would be too burdensome and would not increase stockholder value. As a result, in April 2022, we announced our intent to wind down our remaining clinical programs and terminate the related license agreement to preserve our capital resources as we explored options for strategic alternatives. As we wound down these clinical programs, we, together with our financial advisor, SVB Leerink, focused on a review of a range of strategic alternatives for the Company focused on maximizing stockholder value from our existing cash and cash equivalents, including a potential sale, merger, business combination or similar transaction as well as a liquidation and dissolution.
In connection with our and the Board of Directors’ strategic review process:
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We and our financial advisor primarily focused our search on potential reverse mergers with development-stage life sciences companies that could benefit from, among other things, our existing stock exchange listing for our common stock and our available cash and cash equivalents and with promising product candidate pipelines, each a Potential Candidate. In connection with a reverse merger, the Potential Candidate would be the surviving publicly traded entity and our stockholders would receive shares in such surviving entity. In total, we and our financial advisor contacted, or had discussions with, 53 Potential Candidates. Each of the Potential Candidates were companies with proven and accomplished management teams, had the requisite compliance, financial controls and reporting processes in place and were ready for the regulatory requirements of a public entity.

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We entered into non-disclosure agreements with 16 Potential Candidates for the evaluation of a possible business combination. Such Potential Candidates had pre-transaction enterprise values of approximately $100 million to $400 million. Each non-disclosure agreement was entered into on customary terms and conditions and, among other things, restricted the disclosure of confidential information and limited the rights of a party to use confidential information except for the purpose of evaluating a possible transaction. For each of these 16 Potential Candidates, we reviewed management presentations and other diligence materials, primarily pre-clinical and clinical trial data and related information, and attended calls with members of management and members of boards of directors at such Potential Candidates.

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From November 2021 through August 2022, we considered non-binding indications of interest from three Potential Candidates for possible business combinations. We and our advisors, including our financial advisor, conducted varying levels of due diligence on such Potential Candidates, and we held multiple Board of Directors meetings to discuss the viability of the key Potential Candidates. Out of these Potential Candidates, following discussion and approval by the Board of Directors, we entered into a non-binding, exclusive letter of intent with two candidates, Party A and Party B, in March 2022 and August 2022, respectively. Following extensive due diligence and negotiations, including teleconference meetings with members of Party A and Party B management and directors, and discussions with the Board of Directors, we ultimately determined not to proceed with either party for a variety of reasons, including because (i) we and the Board of Directors had significant concerns regarding the regulatory approval and/or commercialization potential of the potential counterparty’s product candidates and clinical programs, including as a basis for generating future stockholder value, and (ii) such potential counterparty was unable to secure sufficient financing commitments, on acceptable terms or at all, in connection with the potential business combination and in light of the prevailing financing environment.

On October 24, 2022, the Board of Directors met via video conference with our financial advisor to discuss, among other things, the results of the strategic review process to date and additional potential counterparties. After a full discussion, in light of the strategic review process to date and following assessment of our remaining capital resources and rate of cash burn, the Board of Directors directed management to begin assessing the viability of a complete liquidation and dissolution of the Company while continuing to review strategic alternatives involving a business combination. On November 9, 2022, the Audit Committee of the Board of Directors met via video conference, with attendance from our outside legal advisors. Our executive officer and outside legal advisors presented an update on assessment of a complete liquidation and dissolution of the Company. Following such meeting, we and our advisors continued to assess and plan for a potential complete liquidation and dissolution of the Company, including preparation of the Plan of Dissolution.
On December 7, 2022, the Board of Directors met via video conference, with attendance from our outside legal advisors. Our executive officer and outside legal advisors presented the Plan of Dissolution, a description of the Dissolution and the results of their assessment, together with other advisors, of a potential complete liquidation and dissolution. During this meeting, members of the Board of Directors had the opportunity to ask questions about the legal aspects of the Plan of Dissolution and the Dissolution, and the Board of Directors’ questions were answered by outside legal advisors and our executive officer. The Board of Directors discussed the viability and potential realizable value to stockholders of other strategic alternatives in light of prevailing financing and economic conditions and the Potential Candidates and the results of those negotiations, discussions and due diligence reviews. After a full discussion, with our executive officer and among themselves, the Board of Directors unanimously determined that the Dissolution was advisable and in the best interests of the Company and our stockholders. The Board of Directors resolved to adopt the Plan of Dissolution and present the Plan of Dissolution for stockholder approval.
On December 14, 2022, we announced our and the Board of Directors’ adoption of the Plan of Dissolution and our intention to proceed with the Dissolution and seek stockholder approval of the Plan of Dissolution.
Reasons for the Dissolution
The decision of the Board of Directors to seek your approval for the Dissolution Proposal followed a lengthy process which the Board of Directors consulted with management and financial, accounting and legal advisors and carefully considered the risks, timing, viability and potential impact to our stockholders of the alternatives potentially available to us. Based on such consideration and analysis, the Board of Directors determined that the Dissolution pursuant to the Plan of Dissolution is advisable and in the best interests of the Company and our stockholders.

The Board of Directors considered the following factors, among others, in favor of the Dissolution pursuant to the Plan of Dissolution:
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the fact that we have engaged a financial advisor to assist in reviewing and evaluating a full range of strategic alternatives to enhance stockholder value since November 2021, and despite these efforts, we have been unsuccessful in identifying and completing a strategic transaction, including a business combination, that would have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders would receive in a liquidation;

•
the fact that, in addition to the efforts made by SVB Leerink, our management and certain members of our Board of Directors actively canvassed the market for possible transactions and evaluated numerous potential transactions with the help of our financial advisors and other consultants, however, these efforts also failed to identify a potential strategic transaction that would have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders would receive in a liquidation;

•
the low probability that we would be presented with, or otherwise identify, within a reasonable period of time under current circumstances, any viable opportunities to engage in an attractive alternative strategic transaction that would provide value to our stockholders;

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the determination by our Board of Directors, after conducting a review of our financial condition, evaluation of potential strategic alternatives, including prospects for a business combination or sale of the Company as a whole, the results of operations and our future business prospects, that continuing to operate as a going concern is not reasonably likely to create greater value for the stockholders than the value that may be obtained for the stockholders pursuant to the Dissolution;

•
commencing the dissolution process under the DGCL may facilitate an earlier resolution of certain claims against the Company and, in turn, earlier distributions to shareholders of the residual value of our assets;

•
the material costs associated with our business operations, including accounting, legal and other expenses in connection with operating as a publicly traded company, which we expect should be materially reduced following dissolution;

•
the Dissolution Proposal is subject to approval by our stockholders and allows stockholders to have a direct vote on whether they concur with such proposal as a favorable outcome for the Company and its stockholders;

•	the fact that approval of the Plan of Dissolution by our stockholders authorizes our Board of Directors and officer to implement the Plan of Dissolution without further stockholder approval;
•
the terms and conditions of the Plan of Dissolution permit the Board of Directors to abandon or delay implementation of the dissolution prior to the filing of the Certificate of Dissolution if it determines that, in light of new proposals presented or changes in circumstances, a dissolution is no longer advisable and in the best interests of the Company and its stockholders;

•
that under the DGCL, if the circumstances justifying the Dissolution change, the Certificate of Dissolution may be revoked after the Effective Time if the Board of Directors adopts a resolution recommending revocation and if the stockholders originally entitled to vote on the Dissolution approve such revocation at a meeting of stockholders; and

•
there are potential U.S. federal income tax benefits of the Plan of Dissolution to our stockholders, including that distributions received by a Holder pursuant to the Plan of Dissolution are intended to be treated as a reduction in the Holder’s adjusted tax basis in such Holder’s shares of our common stock, but not below zero, with any excess treated as capital gain; for a more detailed discussion, see “Material U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 37 of this proxy statement.

The Board of Directors also considered certain material risks or potentially unfavorable or negative factors in arriving at its conclusion that the Dissolution is advisable and in the best interests of the Company and our stockholders, including, among others:
•
there are uncertainties as to the timing, nature and amount of any liquidating distributions to stockholders, and the amounts we would ultimately distribute to our stockholders pursuant to the Plan of Dissolution may be substantially less than the amounts we currently estimate if the amounts of our liabilities, other obligations and expenses are higher than we currently anticipate;

•
it is possible that the aggregate liquidating distributions that would be paid to a stockholder under the Plan of Dissolution would not exceed the amount that the stockholder could have received upon sales of its shares of common stock in the open market;

•	the uncertainty of value, if any, of remaining assets of the Company;
•	the disposition of our remaining assets will be subject to corporate-level U.S. federal, state and local tax;
•
the announcement of the Dissolution Proposal may have caused significant turnover in our stockholder base, which may cause us to undergo an “ownership change” (generally defined as a greater than 50 percentage point change (by value) in our equity ownership over a three-year period) and limit our ability to use our pre-change net operating loss carryforwards and other pre-change tax attributes;

•	the Board of Directors and our officer may have interests in the Plan of Dissolution that are different from, or in addition to, the interests of stockholders generally;
•
in the event we fail to create adequate reserves for payment of the amounts ultimately payable in respect of expenses and liabilities, creditors may seek recovery from our stockholders and our stockholders may be required to return to certain creditors some or all of the liquidating distributions;

•	the fact that, under the DGCL, our stockholders are not entitled to appraisal rights for their shares of common stock in connection with the Dissolution;
•	potential changes in applicable laws (including tax laws) and regulations; and
•
if the Dissolution pursuant to the Plan of Dissolution is approved by our stockholders, holders of shares of our common stock would generally not be permitted to transfer the shares of common stock after the Effective Time, and such lack of liquidity and the delisting of our common stock from the Nasdaq Capital Market may adversely affect the trading prices of our common stock prior to the Effective Time.

Our Board of Directors also considered the other factors described in the section titled “Risks Related” of this Proxy Statement and under the caption “Risk Factors” in our Form 10-K for the fiscal year ended March 31, 2022 filed with the SEC and other documents we file with or furnish to the SEC, in deciding to approve, and recommend that our stockholders approve, the Plan of Dissolution.
The preceding discussion is not intended to be an exhaustive description of the information and factors considered by our Board of Directors, but addresses the material information and factors considered. In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, our Board of Directors did not find it practical and did not quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its conclusions. In addition, our Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors.
At this time, our Board of Directors has considered all of the strategic alternatives the Board of Directors has to date considered feasible and has determined that the Dissolution is advisable and in the best interests of the Company and our stockholders, and to return to our stockholders the company’s remaining assets and/or cash that are not necessary to provide for the Company’s liabilities. The Board of Directors, however, retains the right to consider additional alternatives that may develop and abandon or delay implementation of the Plan of Dissolution should a superior alternative arise before the filing of the Certificate of Dissolution with the Delaware Secretary of State.

Delaware Law Applicable to our Dissolution
We are a corporation organized under the laws of the State of Delaware and the Dissolution will be governed by the DGCL. The following is a brief summary of some of the DGCL provisions applicable to the Dissolution. The following summary is qualified in its entirely by Sections 275 through 283 of the DGCL, which are attached to this proxy statement as Annex B.
Delaware Law Generally
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Authorization of Board of Directors and Stockholders. If a corporation’s board of directors deems it advisable that the corporation should dissolve, it may adopt a resolution to that effect by a majority vote of the whole board and notify the corporation’s stockholders entitled to vote on the dissolution of the adoption of the resolution and the calling of a meeting of stockholders to act on the resolution. Our Board of Directors has unanimously adopted a resolution deeming the Dissolution advisable and in the best interests of the Company and our stockholders. This proxy statement and its accompanying materials constitute a notice to this effect to our stockholders and a notice of the Special Meeting at which our stockholders of record on the Record Date may vote to approve the Dissolution, among other matters. The Dissolution must be authorized and approved by the holders of a majority of our outstanding common stock on the record date entitled to vote on the Dissolution Proposal.

•
Certificate of Dissolution. If a corporation’s stockholders authorize its dissolution, to consummate the dissolution the corporation must file a certificate of dissolution with the Secretary of State of the State of Delaware. If our stockholders authorize the Dissolution at the Special Meeting, we plan to target the April 2023 to file the Certificate of Dissolution with the Secretary of State of the State of Delaware, but recognize this may be delayed. Ultimately, the timing of such filing is subject to the discretion of the Board of Directors.

•
Possible Permitted Abandonment of Dissolution. The resolution authorizing a dissolution adopted by a corporation’s board of directors may provide that, notwithstanding authorization of the dissolution by the corporation’s stockholders, the board of directors may abandon the dissolution without further action by the stockholders. While we do not currently foresee any reason that our Board of Directors would abandon our proposed Dissolution once it is authorized by our stockholders, to provide our Board of Directors with the maximum flexibility to act in the best interests of our stockholders, the resolutions adopted by our Board of Directors included this kind of provision.

•
Time of Dissolution. When a corporation’s certificate of dissolution is filed with the Secretary of State of the State of Delaware and has become effective, along with the corporation’s tender of all taxes (including Delaware franchise taxes) and fees authorized to be collected by the Secretary of State of the State of Delaware, the corporation will be dissolved.

Continuation of the Corporation After Dissolution
A dissolved corporation continues its existence for three years after dissolution, or such longer period as the Delaware Court of Chancery may direct, for the purpose of prosecuting and defending suits and enabling the corporation to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. A dissolved corporation may not, however, continue the business for which it was organized. Any action, suit or proceeding begun by or against the corporation before or during this survival period does not abate by reason of the dissolution, and for the purpose of any such action, suit or proceeding, the corporation will continue beyond the three-year period until any related judgments, orders or decrees are fully executed, without the necessity for any special direction by the Delaware Court of Chancery. The Plan of Dissolution will govern our winding up process after dissolution, and is described in further detail under the heading “Description of our Plan of Dissolution and Dissolution Process” below.
Description of our Plan of Dissolution and Dissolution Process
The Dissolution will be conducted in accordance with the Plan of Dissolution, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. The following is a summary of our Plan of Dissolution and does not purport to be complete or contain all of the information that is important to you. To understand our Plan of Dissolution more fully, you are urged to read this proxy statement as well as the Plan of Dissolution. Our Plan of Dissolution may be modified, clarified or amended by action by our Board of Directors at any time and from time to time, as further described below.

Authorization and Effectiveness
Our Plan of Dissolution may be filed with the Secretary of State of Delaware after the holders of a majority of the outstanding common stock entitled to vote on the Dissolution Proposal have authorized the Dissolution and will constitute our authorized plan and will evidence our authority to take all actions described in the Plan of Dissolution. If the Dissolution is approved by our stockholders, the timing of the filing of a Certificate of Dissolution will be subject to the discretion of the Board of Directors. The Effective Time will be when the Certificate of Dissolution is filed with the office of the Secretary of State of the State of Delaware or such later date and time that is stated in the Certificate of Dissolution.
Survival Period
For three years after the Effective Time (or such longer period as the Delaware Court of Chancery may direct), or the Survival Period, we will continue as a body corporate for the purpose of prosecuting and defending lawsuits (civil, criminal or administrative) by or against us; settling and closing our business; disposing of and conveying our property; discharging our liabilities in accordance with the DGCL; and distributing our remaining assets to our stockholders. We will no longer engage in our existing business operations, except to the extent necessary to preserve the value of our assets and wind up our business affairs in accordance with our Plan of Dissolution. We anticipate that all distributions to our stockholders will be made in cash, and may be made at any time, from time to time, in accordance with the DGCL.
General Liquidation, Winding Up and Distribution Process
If the Plan of Dissolution is approved by the requisite vote of our stockholders, the steps set forth below will be completed at such times as the Board of Directors, in its discretion and in accordance with the DGCL, deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders:
•	the filing of a Certificate of Dissolution with the Delaware Secretary of State;
•
the cessation of all of Sio’s business activities except those relating to winding up and liquidating Sio’s business and affairs, including, but not limited to, prosecuting and defending suits by or against us, if any;

•	the collection, sale, exchange or other disposition of remaining non-cash property and assets;
•	the payment of or the making of reasonable provision to pay all claims and obligations, including all contingent, conditional or un-matured contractual claims known to us;
•
the making of such provision as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which we are a party;

•
the making of such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or become known to us within ten years after the date of dissolution;

•	the setting aside of a contingency reserve consisting of cash and/or property to satisfy such claims and contingent obligations of Sio;
•	the making of an initial liquidating distribution to our stockholders of record determined as of the Final Record Date;
•
the pro rata distribution to our stockholders, or the transfer to one or more liquidating trustees for the benefit of our stockholders under a liquidating trust, of the remaining assets of Sio after payment or provision for payment of claims against and obligations of Sio; and

•	the taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.
Estimated Distribution to Stockholders
It is our current intention to make an initial liquidating distribution to our stockholders of record as of the Final Record Date as soon as practicable following the filing of the Certificate of Dissolution with the Delaware Secretary of State as creditor claims and contingent liabilities or paid and settled. Prior to the initial liquidating distribution, under the DGCL, we are required to pay or provide for payment of all of our liabilities and obligations, including contingent liabilities. In determining whether adequate provision is being made for any outstanding liabilities or wind up costs, the Board of Directors may consider a variety of factors. For example, in the case of outstanding disputed or contingent liabilities or potential liabilities, including from governmental authorities, considerations may include the estimated maximum amount of a potential claim, the likelihood that such claim will be resolved in the claimant’s favor or that the contingency will occur, and any mitigating factors including availability of insurance. Further, our ability to make a liquidating distribution could be adversely affected if any unanticipated liabilities or claims arise prior to the anticipated distribution.
Uncertainties as to the amount of liabilities make it impossible to predict precisely the aggregate amount that will ultimately be available for distribution. We will continue to incur claims, liabilities and expenses (including operating costs, salaries, taxes, legal and accounting fees and miscellaneous expenses) following the approval of the Dissolution pursuant to the Plan of Dissolution. These claims, liabilities and expenses, as well as any disputed or contingent liabilities or potential liabilities, will reduce the amount of cash and assets available for ultimate distribution to our stockholders.
Under the DGCL, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should such contingency reserve and the assets held by any liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the repayment to creditors, out of the amounts theretofore received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess.
Based on the assumptions set forth below, among others, we estimate that the amount available for the initial liquidating distribution to our stockholders of record as of the Final Record Date will be between approximately $31.27 million and $28.66 million in the aggregate, or approximately between $0.42 and $0.38 per share of common stock (based on 73,975,196 shares outstanding as of January 31, 2023, plus shares issuable upon the accelerated vesting and settlement of restricted stock units immediately prior to the Dissolution and Final Record Date). This estimate of the amount that may be available for the initial liquidating distribution assumes, among other things:
•	that there will be no lawsuits filed or claims asserted against us or our officer or directors prior to or following the approval of the Dissolution pursuant to the Plan of Dissolution;
•	that the dissolution and wind up of the Company will be completed within three years of the filing of the Certificate of Dissolution;
•	a reserve of between approximately $7 million and $6 million for all unknown or potential claims and contingencies that could arise after the filing of the Certificate of Dissolution; and
•	that the amount of our anticipated liabilities as of the approval of the Plan of Dissolution will not exceed the estimates contained in the table below.
Any one or more of these assumptions may prove to be wrong, which could reduce the amount available to distribute to our stockholders.
The following table sets forth our basis for calculating our estimate of the initial liquidating distribution to our stockholders of record as of the Final Record Date. The following table is based upon several assumptions, including those set forth above, and estimates of certain liabilities. If our assumptions or estimates prove to be incorrect, our stockholders may ultimately receive substantially more or less. We do not plan to resolicit stockholder approval for the Dissolution pursuant to the Plan of Dissolution even if the amount ultimately distributed to our stockholders changes significantly from the estimates set forth in this proxy statement.

ESTIMATED INITIAL LIQUIDATING DISTRIBUTION TO STOCKHOLDERS
(in millions, except for share and per share amounts)	Low	High
Cash and cash equivalents as of January 31, 2023	$45.91	$45.91
Estimated Proceeds, Expenses and Cash Reserves
Proceeds from income tax receivables	$0.30	$0.36
Operating expenses after January 31, 2023(1)	$(2.20)	$(1.80)
Assumed severance(2)	$(1.30)	$(1.15)
Accounts payable and accrued liabilities(3)	$(3.25)	$(2.85)
Insurance(4)	$(1.80)	$(1.70)
Professional fees (attorneys, bankers, accountants, consultants)(5)	$(2.00)	$(1.50)
Reserve for potential or unanticipated claims and contingencies	$(7.00)	$(6.00)
Total	$(17.25)	$(14.64)
Estimated cash to distribute to stockholders	$28.66	$31.27
Assumed shares outstanding(6)	74,782,549	74,782,549
Estimated initial liquidating distribution per share	$0.38	$0.42
(1)
Estimated operating expenses following January 31, 2023, for personnel and other expenses to conduct our wind up operations but exclusive of all other line items specifically allocated in the table above.

(2)	Estimated severance costs for remaining employees involved in the wind up operations.
(3)	Estimated accounts payable and accrued liabilities as of January 31, 2023.
(4)	Estimated range of cash use for the purchase of insurance, including directors’ and officers’ liability insurance covering a six-year extended reported period.
(5)	Estimated use of cash for professional fees related to our dissolution and liquidation, as well as remaining SEC reporting requirements.
(6)
Based on (a) 73,975,196 shares of common stock outstanding as of January 31, 2023 and (b) an estimated 807,353 shares of common stock issuable upon the vesting and settlement of restricted stock units immediately prior to the Final Record Date.

The amount of cash ultimately distributed to our stockholders in the initial liquidating distribution depends on the accuracy of the assumptions and estimates set forth above. We have attempted to make reasonable estimates and assumptions, however, if any of such estimates or assumptions are inaccurate, the amount we initially distribute to our stockholders may be substantially less than the amount we currently estimate. See “Risk Factors—The amount we distribute to our stockholders in the initial liquidating distribution may be substantially less than the amount we currently estimate if the amounts of our liabilities, other obligations and expenses or claims against us are higher than we currently anticipate or larger contingency reserves are established.”
We are unable to predict the precise amount or timing of any additional liquidating distributions following the initial liquidating distribution. The timing and amount of any such additional liquidating distributions will depend upon the actual expenses incurred, the timing of the resolution of matters for which we have established the contingency reserve, the amount to be paid in satisfaction of such contingencies as well as our ability to convert our remaining assets to cash. Although our Board of Directors has not established a firm timetable for the liquidating distributions, subject to contingencies inherent in winding up our business, the Board of Directors intends to make such distributions as promptly as practicable. Subject to the requirements of Delaware law, we expect to make a final distribution prior to the third anniversary of the Dissolution. See “Risk Factors—We cannot assure you of the exact amount or timing of any liquidating distributions to our stockholders under the Plan of Dissolution.”
Continuing Employees and Consultants
During the Survival Period, we may select, retain, hire, employ or contract with employees, consultants, agents, trustees, independent professional advisors (including legal counsel, accountants and financial advisors) and others, as the Board of Directors may determine, from time to time, to be necessary or advisable to effect the Dissolution as described in our Plan of Dissolution. The Board of Directors expects that during the Dissolution, the number of employees of the Company will be reduced substantially following the Effective Time and as our various assets are disposed of in accordance with our Plan of Dissolution. The Board of Directors also expects that outside legal and financial advisors will be retained to assist with the Dissolution.

After filing the Certificate of Dissolution, all members of the Board of Directors, other than David Nassif, expect to resign, and the Board of Directors expects it will reduce the size of the Board of Directors to a single Board of Directors seat to save costs.
We may, in the absolute discretion of the Board of Directors, pay the Company’s officer, directors, employees, consultants, agents and other representatives, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they will be required to undertake in connection with the implementation of the Plan of Dissolution. Refer to “—Interests of Directors and Executive Officer in Approval of the Plan of Dissolution” for more information.
Costs and Expenses
We will pay all costs and expenses that the Board of Directors may determine from time to time to be necessary or advisable to effect the Dissolution in accordance with the Plan of Dissolution and as may be necessary or advisable to continue our existence and operations. These costs and expenses may include, without limitation, brokerage, agency, professional, consulting and other fees and expenses of persons rendering services to the Company in connection with the matters described in the Plan of Dissolution and costs incurred to comply with contracts to which the Company is a party.
Indemnification
We will continue to indemnify our officer, directors, employees and agents in accordance with, and to the extent required or permitted by, the DGCL, our certificate of incorporation, our bylaws and any contractual arrangements, whether these arrangements existed before the Dissolution or were entered into after the Dissolution. During the Survival Period, acts and omissions of any indemnified or insured person in connection with the implementation of the Plan of Dissolution will be covered to the same extent that they were covered before the Effective Time. The Board of Directors is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.
Stockholder Approval
Authorization of the Dissolution by the holders of a majority of the outstanding stock of the Company entitled to vote thereon shall constitute approval of all matters described in this proxy statement relating to the Dissolution, including our Plan of Dissolution. Authorization of the Dissolution by the holders of a majority of the outstanding stock of the Company shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the Effective Time, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of any and all contracts for sale, exchange or other disposition that are conditioned on stockholder approval. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors. We note that we have not solicited, and do not intend to solicit, affiliates to purchase our assets as part of the Plan of Dissolution. The Plan of Dissolution is not intended as a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act. In the event that our plans change, and we engage in a transaction identified in Rule 13e-3 with an affiliate, we would comply with the requirements of Rule 13e-3, including filing a Schedule 13e-3.
Subsidiaries
As part of the Dissolution, we have taken and will continue to take actions with respect to each of our direct and indirect subsidiaries, based on the advice and counsel of our legal and other advisors and in accordance with the requirements of the laws and charter documents governing each subsidiary, to liquidate, dissolve or otherwise wind up each such subsidiary.
Contingent Liabilities; Contingency Reserve
Under the DGCL, we are required, in connection with our dissolution and liquidation, to pay or make reasonable provision for payment of all of our liabilities and obligations. Following the approval of the Plan of Dissolution by our stockholders, we will pay all known liabilities. In addition, we currently estimate that we will establish a reserve for unanticipated claims of between approximately $7 million and $6 million, which will be used to satisfy contingent and unknown liabilities as they become due.

The estimated amount of the contingency reserve is based upon estimates and opinions of management and the Board of Directors and derived from consultations with outside experts and a review of our estimated operating expenses and future estimated liabilities. There can be no assurance that the contingency reserve will be sufficient. If any of our estimates, including estimates relating to the costs of the liquidation process and of satisfying outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, we may be required to increase the amount of the contingency reserve. After the liabilities, expenses and obligations for which the contingency reserve is established have been satisfied or resolved in full, we will distribute to our stockholders any remaining portion of the contingency reserve. Refer to “Estimated Distribution to Stockholders” for more information regarding the assumptions underlying our contingency reserve.
Under the DGCL, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should such contingency reserve and the assets held by any liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the repayment to creditors, out of the amounts theretofore received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess.
If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve and the assets of the liquidating trust or trusts, a creditor of ours could seek an injunction against the making of liquidating distributions under the Plan of Dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders under the Plan of Dissolution.
Legal Claims
We will defend any claims against the Company, our officer or directors or our subsidiaries, whether a claim exists before the Effective Time or is brought during the Survival Period, based on advice and counsel of our legal and other advisors and in such manner, at such time and with such costs and expenses as our Board of Directors may approve from time to time. During the Survival Period, we may continue to prosecute any claims that we had against others before the Effective Time and may institute any new claims against any person as the Board of Directors may determine necessary or advisable to protect the Company and its assets and rights or to implement the Plan of Dissolution. At the Board of Directors’ discretion, we may defend, prosecute or settle any lawsuits, as applicable.
From time to time, we may become involved in legal proceedings relating to claims arising from the ordinary course of business. We are not currently a party to any material legal proceedings, and we are not aware of any pending or threatened legal proceeding against us that we believe could have a material adverse effect on our business, operating results or financial condition.
Stock of the Company; Final Record Date
The Final Record Date will be the date upon which we file the Certificate of Dissolution with the Delaware Secretary of State. We intend to close our stock transfer books and discontinue recording transfers of shares of our common stock on the Final Record Date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur after the Final Record Date. The trading market for our common stock may be limited prior to the Final Record Date. See “—Description of the Plan of Dissolution and Dissolution Process—Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts.”
All liquidating distributions from us or a liquidating trust on or after the Final Record Date, if any, will be made to stockholders of record as of the Final Record Date according to their holdings of common stock as of the Final Record Date.
Listing and Trading of the Common Stock
If our stockholders approve the Plan of Dissolution, we intend to close our stock transfer books on the Final Record Date and will cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in the shares will cease after the Final Record Date. We expect that the trading of our common stock on the Nasdaq Capital Market will terminate before then. We previously announced in September 2022 that if we do not regain compliance with Nasdaq’s minimum bid price requirement by March 11, 2023, our common stock will be subject to immediate delisting. If our common stock is delisted from Nasdaq prior to the Final Record Date, your ability to trade or otherwise transfer your shares may be significantly impacted. See “Risk Factors—We intend to have our common stock delisted from the Nasdaq Capital Market and our stock transfer books closed at the close of business on the date we file the Certificate of Dissolution with the Delaware Secretary of State, after which it will not be possible for stockholders to publicly trade our stock.”
Unclaimed Distributions
If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered a certificate evidencing ownership of the Company’s common stock or provided other evidence of ownership as required in the Plan of Dissolution or by the Board of Directors or for any other reason, the distribution to which the stockholder is otherwise entitled will be transferred, at such time as the final liquidating distribution is made by us, or as soon as practicable after that distribution, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of the distribution. The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to the stockholder as the sole equitable owner of the distribution and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. The proceeds of any such distribution will not revert to or become the property of the Company or any other stockholder.
Liquidating Trust
While we do not currently propose transferring our assets to a liquidating trust, we may do so if deemed appropriate by our Board of Directors, based on advice of our legal, tax and accounting advisors. We may, for example, transfer assets to a liquidating trust if we are unable to complete the Dissolution within the initial three-years of the Survival Period.
It is anticipated that the interests in any liquidating trust or trusts will not be transferable, although no determination has yet been made. Such determination will be made by the Board of Directors and management prior to the transfer of unsold assets to any liquidating trust and will be based on, among other things, the Board of Directors’ and management’s estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws.
The costs of compliance with such requirements would reduce the amount which otherwise could be distributed to interest holders. Even if transferable, the interests are not expected to be listed on a national securities exchange, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see “Material U.S. Federal Income Tax Consequences of the Dissolution”), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.
Abandonment, Exceptions, Modifications, Clarifications and Amendments
Notwithstanding the authorization of the Dissolution by our stockholders as described in this proxy statement, our Board of Directors will have the right, as permitted by the DGCL, to abandon the Dissolution at any time before it becomes effective and terminate our Plan of Dissolution, without any action by our stockholders, if our Board of Directors determines that to do so is in the best interest of the Company and our stockholders. Without further action by our stockholders, our Board of Directors may, to the extent permitted by Delaware law, waive, modify or amend any part of our Plan of Dissolution, and may provide for exceptions to or clarifications of the terms of our Plan of Dissolution. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.
Our Certificate of Incorporation and Bylaws and the DGCL
During the Survival Period, we will continue to be governed by our certificate of incorporation and bylaws, insofar as their terms apply and insofar as necessary or appropriate to implement our Plan of Dissolution. Our Board of Directors will continue to have the authority to amend our bylaws as it may deem necessary or advisable. To any extent that the provisions of our Plan of Dissolution conflict with any provision of the DGCL, the provisions of the DGCL shall prevail.

Treatment of Equity Awards
Pursuant to the terms of the 2015 Plan, under which all restricted stock units and options to acquire shares of our common stock have been granted, all outstanding restricted stock units and outstanding options, whether currently vested or unvested, terminate immediately prior to a dissolution of the Company. In December 2022, the Board of Directors, based on the recommendation of the compensation committee of the Board of Directors, accelerated the vesting of all unvested restricted stock units held by our employees, including our chief executive officer, effective on the date of the filing of the Certificate of Dissolution. As of January 31, 2023, there were 765,319 unvested restricted stock units outstanding held by our employees, all of which will either vest before or accelerate on the date of the filing of the Certificate of Dissolution. Information regarding the treatment of the equity awards held by our executive officer is set forth under the heading “Interests of Directors and Executive Officer in Approval of the Plan of Dissolution.” We will give notice to holders of outstanding stock options of our plans to dissolve and liquidate, and allow these holders to exercise their vested stock options prior to our dissolution. Unless and until an option is exercised and payment of the applicable exercise price is made, option holders are not entitled to any cash distributions with respect to their options payable under the Plan of Dissolution.
We intend to terminate the Equity Incentive Plan effective upon the Dissolution, and all equity awards that remain outstanding and unvested upon the Dissolution will be terminated.
Professional Fees and Expenses
It is specifically contemplated that we will obtain legal and accounting advice and guidance from one or more law and accounting firms in implementing the Plan of Dissolution, and we will pay all fees and expenses reasonably incurred by us in connection with or arising out of the implementation of the Plan of Dissolution, including the liquidation and dissolution of our subsidiaries, the prosecution, defense, settlement or other resolution of any claims or suits by or against us, the discharge, filing and disclosure of outstanding obligations, liabilities and claims, filing and resolution of claims with local, county, state and federal tax authorities, and the advancement and reimbursement of any fees and expenses payable by us pursuant to the indemnification we provide in our certificate of incorporation and bylaws, the DGCL or otherwise. In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Dissolution, we may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to us in connection with the collection, sale, exchange or other disposition of our property and assets and the implementation of the Plan of Dissolution.
Authority of the Board of Directors
Our Board of Directors, without further action by our stockholders, is authorized to take, or cause management to take, all actions as they deem necessary or advisable to implement our Plan of Dissolution. All determinations and decisions to be made by our Board of Directors will be at the absolute and sole discretion of our Board of Directors.
Interests of Directors and Executive Officer in Approval of the Plan of Dissolution
Members of our Board of Directors and our executive officer may have interests in the approval of the Plan of Dissolution that are different from, or are in addition to, the interests of our stockholders generally. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Plan of Dissolution.
In connection with our liquidating distributions, the members of our Board of Directors and our executive officer will be entitled to the same cash distributions as our stockholders based on their ownership of shares of our common stock, which is detailed below.

Equity Ownership
Members of our Board of Directors and our executive officer own, as of the date of this filing, an aggregate of 88,353 shares of our outstanding common stock as follows:
Beneficial Owner	Number of Shares of Outstanding Common Stock Owned
David Nassif, J.D.	45,244
Atul Pande, M.D.	33,370
Berndt Modig	9,739
Frank Torti, M.D.(1)	—
Senthil Sundaram(1)	—
Kristiina Vuori, M.D., Ph.D.	—
Eric Venker, M.D., Pharm.D.	—
(1)
Excludes 18,577,380 shares of common stock held by Roivant Sciences Ltd. Dr. Torti currently serves as Vant Chair of Roivant Sciences, Inc., or RSI, which is a wholly owned subsidiary of Roivant Sciences Ltd. and Mr. Sundaram is affiliated with Roivant Sciences Ltd.

See “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding the number of shares of common stock beneficially owned by our directors and executive officer.
The following table identifies, for each of our directors and our executive officers, the number of shares of our common stock subject to outstanding vested and exercisable options as of the anticipated date of the dissolution and the exercise price of such options, and restricted stock units outstanding and vested immediately prior to the dissolution.
Name	No. of Shares of Common Stock Underlying Vested and Exercisable Options as of the Anticipated Dissolution Date	Option Exercise Price	Restricted Stock Units Outstanding and Vested Immediately Prior to the Dissolution
David Nassif, J.D. Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, General Counsel and Director(1)	51,920	$6.42	—
	79,330	$6.42	—
	54,244	$3.45	—
	139,417	$2.47	—
	—	—	17,533
Atul Pande, M.D. Director	9,375	$11.68	—
	9,375	$7.20	—
	31,875	$8.48	—
	5,875	$104.00	—
	3,375	$193.92	—
	17,500	$3.45	—
	42,000	$2.47	—
	—	—	—
Berndt Modig Director	885	$7.20	—
	9,375	$11.68	—
	31,875	$8.48	—
	5,875	$104.00	—
	3,375	$193.92	—
	17,500	$3.45	—
	42,000	$2.47	—
	—	—	—

Name	No. of Shares of Common Stock Underlying Vested and Exercisable Options as of the Anticipated Dissolution Date	Option Exercise Price	Restricted Stock Units Outstanding and Vested Immediately Prior to the Dissolution
Frank Torti, M.D. Director	18,750	$18.96	—
	31,875	$8.48	—
	17,500	$3.45	—
	42,000	$2.47	—
	—	—	—
Senthil Sundaram Director	18,750	$6.19	—
	17,500	$3.45	—
	42,000	$2.47	—
	—	—	—
Kristiina Vuori, M.D., Ph.D. Director	23,334	$5.63	—
	42,000	$2.47	—
	—	—	—
Eric Venker, M.D., Pharm.D. Director	—	—	—
	—	—	—
(1)
See the disclosure below under the heading “Employment, Separation, Severance and Change in Control Agreements” for further information with respect to the treatment of these stock options in connection with our dissolution.

Unless and until any such options are exercised and payment of the applicable exercise price is made, Mr. Nassif and our directors are not entitled to any cash distributions with respect to their options under the Plan of Dissolution. All outstanding restricted stock units and outstanding options, whether currently vested or unvested, will terminate immediately prior to the effectiveness of the dissolution.
Employment, Separation, Severance and Change in Control Agreements
Immediately prior to the filing of the Certificate of Dissolution, if approved, all shares of common stock underlying Mr. Nassif’s restricted stock units that remain unvested as of such time will automatically vest. As of January 31, 2023, 564,033 shares of common stock underlying Mr. Nassif’s restricted stock units, having an approximate value of $251,589 based on the closing price of the Company’s common stock on January 31, 2023, remained unvested.
In addition, assuming approval by the stockholders of the Plan of Dissolution, on March 31, 2023, Mr. Nassif, our current Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and General Counsel, will transition into a consulting role and cease being an employee of the Company. As a result, Mr. Nassif will be entitled to receive a severance cash amount equal to one time his base salary plus the unpaid annual bonus amount with respect to the year ended March 31, 2023, or approximately $852,900. In addition, in connection with Mr. Nassif’s transition to a consulting role, the Board of Directors approved a one-time payment to Mr. Nassif in the amount of $48,500, which is equivalent to twelve months of COBRA premiums otherwise owed as part of his severance. The one-time payment was made because continuation of health coverage provided under Mr. Nassif’s employment agreement will no longer be available after the Dissolution. In connection with his transition and the Dissolution, Mr. Nassif is expected to enter into a consulting arrangement, or the Consulting Agreement, which will be effective as of March 31, 2023.
Pursuant to the Consulting Agreement, Mr. Nassif will continue to serve as an officer of the Company and will provide consulting services to Sio in connection with the winding up and liquidation of Sio’s and its subsidiaries’ business and affairs through the three-year anniversary of the Effective Date, unless earlier terminated. For the months of April and May 2023, Mr. Nassif will be obligated to provide services to Sio of up to 100 and 50 hours, respectively, in return for upfront retainer fees of $50,000 and $25,000, respectively. For any services rendered to Sio in excess of 100 hours and 50 hours in April and May, respectively, and for any services provided to Sio after May 2023, Mr. Nassif will receive a standard rate of $500 per hour. Beginning June 1, 2023, Mr. Nassif will not have any minimum hourly service requirements.

Golden Parachute Compensation
SEC rules require us to disclose and conduct an advisory vote on the compensation that would be payable to our named executive officer based on or that otherwise relates to the Dissolution. The following table sets forth the amounts Mr. Nassif, our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and General Counsel, is entitled to under his arrangement with the Company described above. Mr. Nassif is our only current named executive officer entitled to “golden parachute” compensation. We have two additional named executive officers, Dr. Pavan Cheruvu and Dr. Gavin Corcoran, as of the date of our most recently filed summary compensation table pursuant to Regulation S-K Item 402, included in our definitive proxy statement under Schedule 14A filed on August 6, 2021. Neither Dr. Cheruvu nor Dr. Corcoran will be entitled to any “golden parachute” compensation in connection with the Dissolution, and as a result, they have been omitted from the table below.
Name	Cash(1)	Equity(2)	Total
David Nassif Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and General Counsel	$901,400	$170,312	$1,071,712
(1)
The amount listed in this column represents the cash severance payment, including the one-time COBRA payment discussed above, which Mr. Nassif will receive upon the Dissolution due to his transition into a consulting role. This is a “single trigger” benefit (i.e., due upon the Dissolution).

(2)
The amount listed represents the estimated value of Mr. Nassif’s unvested restricted stock units that will vest in full immediately prior to the Dissolution. This is a “single trigger” benefit (i.e., due upon the Dissolution). For purposes of this disclosure, the value of the restricted stock units has been calculated based on the closing price of the Company’s common stock on January 31, 2023.

Director Compensation
Pursuant to our Non-Employee Director Compensation Policy, our non-employee directors currently receive annual cash retainers and stock option grants for their service on the Board of Directors and committee service. The Board of Directors has elected not to pay cash retainers or grant stock options otherwise due and payable on March 31, 2023, for Board and committee service during the Company’s fiscal year ended March 31, 2023. Further, the Board of Directors has determined that the Non-Employee Director Compensation Policy shall cease and be terminated as of the dissolution, provided that the Company may adopt a new cash-based Non-Employee Director Compensation Policy if necessary to take effect for non-employee directors performing services in 2023 and beyond.
Indemnification and Insurance
In connection with the Dissolution, we will continue to indemnify our directors and officer to the maximum extent permitted in accordance with applicable law, our certificate of incorporation and bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs. Our Board of Directors is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.
As a result of these benefits, our directors and executive officers generally could be more likely to vote to approve the Plan of Dissolution, including the Dissolution contemplated thereby, than our other stockholders.
Material U.S. Federal Income Tax Consequences of the Dissolution
The following discussion is a summary of certain material U.S. federal income tax consequences of the Dissolution to U.S. Holders and Non-U.S. Holders (each as defined below and, collectively, Holders), but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder, or the Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below.

This discussion is limited to Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code, or the alternative minimum tax. In addition, this discussion does not address tax consequences relevant to Holders subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	U.S. Holders whose functional currency is not the U.S. dollar;
•	persons that hold our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers, or traders in securities, commodities, or currencies;
•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;
•	S corporations, partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations (including private foundations) or international or governmental organizations;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons that hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	tax-qualified retirement plans;
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and
•	persons that own, or are deemed to own, more than 5% of our stock.
If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE DISSOLUTION ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS, THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION, OR ANY APPLICABLE INCOME TAX TREATY.
U.S. Holder and Non-U.S. Holder
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that is not an entity treated as a partnership for U.S. federal income tax purposes and that, for U.S. federal income tax purposes, is:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a United States person under applicable Treasury Regulations.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.
U.S. Federal Income Tax Consequences of the Dissolution
We intend for distributions made pursuant to the Plan of Dissolution to be treated as a series of distributions in complete liquidation of the Company governed under Section 331 of the Code, and this discussion assumes that such treatment will be respected.
U.S. Federal Income Tax Consequences of the Dissolution to the Company
We generally will recognize gain or loss equal to the difference, if any, between the fair market value of any non-cash asset we distribute pursuant to the Plan of Dissolution, and our adjusted tax basis in such asset. If a stockholder assumes a liability in connection with the Dissolution, the discharge of such liability in the Dissolution may increase our recognized gain.
In addition, until all of our assets have been distributed pursuant to the Plan of Dissolution and the Dissolution is complete, we will continue to be subject to U.S. federal income tax on our income, if any, such as interest income. We generally will also recognize gain or loss, if any, upon the sale of any of our assets in connection with the Dissolution equal to the difference, if any, between (x) the fair market value of the consideration received for such assets and (y) our adjusted tax basis in such assets. Any of the foregoing tax liabilities will reduce the cash available for distribution pursuant to the Plan of Dissolution.
Although the Inflation Reduction Act enacted a 1% excise tax, or the Excise Tax, that generally applies to certain repurchases of stock of publicly traded U.S. corporations like us, recently issued interim guidance excepts certain distributions in complete liquidation of a publicly traded U.S. corporation, as well as distributions made by such corporation during the taxable year in which such corporation completely liquidates and dissolves, from the Excise Tax. Taxpayers are permitted to rely on the interim guidance until proposed Treasury Regulations are issued.
Holders should consult their tax advisors regarding the tax consequences of the Dissolution to the Company and any resulting impact to Holders in their particular circumstances.
U.S. Federal Income Tax Consequences of the Dissolution to Holders
Each Holder generally will be treated as receiving its portion of distributions made pursuant to the Plan of Dissolution in exchange for its shares of our common stock. If a Holder holds different blocks of shares of our common stock (generally, shares of our common stock purchased or acquired on different dates or at different prices), the Holder’s portion of such distributions must be allocated among the several blocks of shares in the proportion that the number of shares in a particular block bears to the total number of shares owned by the Holder.
U.S. Holders. Distributions made pursuant to the Plan of Dissolution to a U.S. Holder will be treated as received by the U.S. Holder in exchange for the U.S. Holder’s shares of our common stock. The amount of any such distributions will reduce the U.S. Holder’s adjusted tax basis in such shares, but not below zero. Any excess will be treated as capital gain, while any adjusted tax basis remaining in such shares following the final distribution made pursuant to the Plan of Dissolution will be treated as a capital loss. Any such gain or loss generally will be long-term capital gain or loss, respectively, if such shares have been held for more than one year. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be computed on a “per share” basis.
The IRS or a court could challenge our valuation of any non-cash asset distributed to a U.S. Holder pursuant to the Plan of Dissolution, which could change the amount of gain or loss recognized by the U.S. Holder. A U.S. Holder’s adjusted tax basis in any non-cash asset distributed to the U.S. Holder pursuant to the Plan of Dissolution immediately after such distribution will be the fair market value of such asset at the time of distribution. Distributions of non-cash assets pursuant to the Plan of Dissolution could result in a U.S. Holder having a tax liability in excess of the amount of cash distributed to the U.S. Holder pursuant to the Plan of Dissolution, which would require the U.S. Holder to satisfy such tax liability from other sources or by selling all or a portion of such non-cash assets.

U.S. Holders should consult their tax advisors regarding the tax consequences of the Dissolution in their particular circumstances.
Non-U.S. Holders. Distributions made pursuant to the Plan of Dissolution to a Non-U.S. Holder will be treated as received by the Non-U.S. Holder in exchange for the Non-U.S. Holder’s shares of our common stock. The amount of any such distributions will reduce the Non-U.S. Holder’s adjusted tax basis in such shares, but not below zero. Any excess will be treated as capital gain. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any such gain unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the applicable distribution and certain other requirements are met; or

•
we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes during the shorter of the five-year period ending on the date of the applicable distribution or the Non-U.S. Holder’s holding period in the Non-U.S. Holder’s shares of our common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to United States persons. If the Non-U.S. Holder is a corporation, the Non-U.S. Holder also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the Non-U.S. Holder’s effectively connected earnings and profits.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the Non-U.S. Holder is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to gain described in the third bullet point above, the determination of whether we are a USRPHC depends on the fair market value of our “United States real property interests” for U.S. federal income tax purposes relative to the fair market value of our worldwide real property interests and our assets used or held for use in a trade or business. Although we believe we are not currently, and do not anticipate becoming, a USRPHC, there can be no assurance in this regard.
Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the Dissolution in their particular circumstances, including the applicability of withholding and income tax treaties and our status as a USRPHC.
Alternative U.S. Federal Income Tax Treatment of the Dissolution
Notwithstanding our position that distributions made pursuant to the Plan of Dissolution are intended to be treated as a series of distributions in complete liquidation of the Company governed under Section 331 of the Code, it is possible that the IRS or a court could determine that any of such distributions is a current distribution. In addition, if the Dissolution is abandoned or revoked, such distributions would be treated as current distributions. A current distribution would be treated as a dividend for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits. Amounts not treated as dividends would constitute a return of capital and first be applied against and reduce a Holder’s adjusted tax basis in its shares of our common stock, but not below zero. Any excess would be treated as capital gain. Holders should consult their tax advisors regarding the proper tax treatment of the Dissolution and the resulting tax consequences in their particular circumstances, including the applicability of preferential tax rates, deductions, withholding, and income tax treaties.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also imposes a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. Holder might be eligible for refunds or credits of such taxes. FATCA applies to dividends paid on our common stock and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of our common stock. Proposed Treasury Regulations, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to gross proceeds from sales or other dispositions of our common stock. Taxpayers (including applicable withholding agents) may generally rely on such proposed Treasury Regulations until final Treasury Regulations are issued. Holders should consult their tax advisors regarding the application of FATCA in their particular circumstances.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives a distribution made pursuant to the Plan of Dissolution. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:
•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily the individual’s social security number;
•	the holder furnishes an incorrect taxpayer identification number;
•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

For Non-U.S. Holders, a distribution made pursuant to the Plan of Dissolution and received within the United States or through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent does not have actual knowledge or reason to know that such holder is a United States person and such holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI (or applicable successor forms), or otherwise establishes an exemption. Proceeds from a distribution made pursuant to the Plan of Dissolution and received through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding, the procedures for obtaining such an exemption, and any other information reporting requirements in connection with the Dissolution (e.g., certain Holders may be required to include certain information with their U.S. federal income tax returns).
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE DISSOLUTION IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING ANY INFORMATION REPORTING REQUIREMENTS, THE APPLICABILITY OF ANY TAX TREATIES, AND THE IMPACT OF ANY CHANGE IN LAW.
U.S. Federal Income Tax Consequences of a Liquidating Trust
We may transfer our remaining assets and obligations to a liquidating trust if our Board determines that such a transfer is advisable. Under applicable Treasury Regulations, a trust will be treated as a “liquidating trust” if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is unreasonably prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, the trust will no longer be considered a liquidating trust and adverse tax consequences may apply to the trust or to Holders. Although neither the Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.
If we transfer assets to a liquidating trust and distribute interests in the liquidating trust to Holders, we intend that such transfer and distribution would be treated for U.S. federal income tax purposes as if we distributed an interest in each of the assets so transferred directly to such Holders. Each Holder would be treated as receiving a liquidating distribution from us, which would be treated generally as described above.
Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, we intend that the liquidating trust would be treated as a “grantor trust” for U.S. federal income tax purposes. In that case, each unit or interest in the liquidating trust would represent ownership of an undivided proportionate interest in all of the assets and liabilities of the liquidating trust and a Holder would be treated for U.S. federal income tax purposes as receiving or paying, as applicable, directly a pro rata portion of all income, gain, loss, deduction, and credit of the liquidating trust. A Holder would be taxed each year on its share of income from the liquidating trust, net of such Holder’s share of expenses of the liquidating trust (including interest and depreciation) whether or not such Holder receives a distribution of cash from the liquidating trust that year. When the liquidating trust makes distributions to Holders, the Holders generally would recognize no additional gain or loss.
Assuming the liquidating trust is treated as a grantor trust for U.S. federal income tax purposes, a Holder’s adjusted tax basis in a unit of the liquidating trust (and indirectly in the pro rata portion of the net assets in the liquidating trust that are attributable to that unit) would be equal to the fair market value of a unit (and those net assets) on the date that it is treated as distributed to the Holder, which value would be determined by us and reported to the Holder. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the liquidating trust’s assets would be determined based upon a holding period commencing at the time of the acquisition by a Holder of such Holder’s beneficial interest in the liquidating trust.
The trustee or trustees of the liquidating trust would provide to each Holder of units in the liquidating trust after each year end a detailed itemized statement that reports on a per unit basis the Holder’s allocable share of all the various categories of income and expense of the liquidating trust for the year. Each Holder must report such items on its U.S. federal income tax return regardless of whether the liquidating trust makes current cash distributions.
If the liquidating trust fails to qualify as a liquidating trust that is a grantor trust for U.S. federal income tax purposes, the consequences to Holders would depend on the reason for the failure to qualify, and, under certain circumstances, the liquidating trust could be treated as an association taxable as a corporation for U.S. federal income tax purposes. If the liquidating trust is taxable as a corporation, the trust itself would be subject to U.S. federal income tax at the applicable corporate income tax rate, which is currently 21%. In that case, distributions made by the liquidating trust would be reduced by any such additional taxes imposed on the trust, and a Holder would be subject to tax upon the receipt of distributions that constitute dividends from the trust rather than taking into account its share of the trust’s taxable items on an annual basis.
Holders should consult their tax advisors regarding the tax consequences that would apply to them if we were to transfer assets to a liquidating trust.
Vote Required and Board of Directors of Directors Recommendation
The affirmative vote of the holders of a majority of all outstanding shares of common stock on the record date is required to approve the Dissolution Proposal. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be able to be voted.
For the purpose of the Dissolution Proposal, (i) a failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will also count as a vote “AGAINST” the proposal to adopt the Plan of Dissolution (but such shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, which may make it harder to establish a quorum for the transaction of business at the Special Meeting), and (ii) abstentions will have the same effect as a vote “AGAINST” the Dissolution Proposal, whether or not a quorum is present. Shares of the Company’s common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a stockholder returns a properly signed and dated proxy card without indicating voting preferences on such proxy card, the shares of the Company’s common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Board of Directors.
Under the rules of Nasdaq, brokers, banks or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, brokers, banks or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Plan of Dissolution, the Compensation Proposal and the Adjournment Proposal. Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Plan of Dissolution, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of shares of common stock held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. If your shares are deemed present in person or represented by proxy at the Special Meeting, then failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have the same effect as a vote “AGAINST” the Adjournment Proposal if a quorum is not present, but will have no effect on the Adjournment Proposal if a quorum is present. Therefore, if you hold your shares in “street name,” it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.
The Board of Directors Recommends
A Vote In Favor of Proposal 1.

PROPOSAL 2

APPROVAL OF THE COMPENSATION PROPOSAL
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is required to submit a proposal to our stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to certain of its named executive officer that is based on or otherwise relates to the Plan of Dissolution and the Dissolution. This compensation is summarized in the section captioned “Approval of the Dissolution Pursuant to the Plan Of Dissolution—Interests of Directors and Executive Officer in Approval of the Plan of Dissolution.” The Board of Directors encourages you to review carefully the named executive officer Dissolution-related compensation information disclosed in this proxy statement. Accordingly, the Company is asking you to approve the following resolution:
“RESOLVED, that the stockholders of the Company approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officer that is based on or otherwise relates to the Plan of Dissolution and the Dissolution as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “Approval of the Dissolution Pursuant to the Plan Of Dissolution—Interests of Directors and Executive Officer in Approval of the Plan of Dissolution.”
The vote on this Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Plan of Dissolution. Approval of the Compensation Proposal is not a condition to the completion of the Dissolution. Accordingly, you may vote to approve the proposal to adopt the Plan of Dissolution and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on the Company. Accordingly, if the Plan of Dissolution is adopted and the Dissolution is completed, the amounts payable under the Compensation Proposal will be payable to the Company’s named executive officer in accordance with the terms and conditions of the applicable agreements, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.
Vote Required and Board of Directors Recommendation
Approval, on an advisory (non-binding) basis, of the Compensation Proposal requires the affirmative vote of the majority of the shares present in person, by remote communication or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter, provided a quorum is present. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be able to be voted.
Assuming a quorum is present, (i) a failure to vote virtually or by proxy at the Special Meeting (including failure to give instruction to brokers, banks or other nominees for shares held in “street name”) will have no effect on the outcome of the Compensation Proposal, and (ii) abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal. Shares of the Company’s common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a stockholder returns a properly signed proxy card without indicating voting preferences on such proxy card, the shares of the Company’s common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Board of Directors.
Under the rules of Nasdaq, brokers, banks or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, brokers, banks or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Dissolution Proposal, the proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal and the Adjournment Proposal. Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Plan of Dissolution, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of shares of common stock held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present or represented by proxy at the Special Meeting. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Therefore, if you hold your shares in “street name,” it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.
The Board of Directors Recommends
A Vote In Favor of Proposal 2.

PROPOSAL 3

APPROVAL OF ADJOURNMENT OF SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if the Board of Directors determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Dissolution Proposal at the time of the Special Meeting. If the Board of Directors determines that it is necessary or appropriate, we will ask our stockholders to vote only on this Adjournment Proposal and not to vote on the Dissolution Proposal or the Compensation Proposal.
If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders who have previously returned properly executed proxies voting against the Dissolution Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Dissolution Proposal that the Dissolution Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Dissolution Proposal and seek to convince the holders of those shares to change their votes to votes in favor of approving the Dissolution Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairperson of the Special Meeting.
Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the shares present in person, by remote communication or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the shares represented at the Special Meeting.
For the purpose of the Adjournment Proposal, (i) a failure to vote virtually or by proxy at the Special Meeting (including failure to give instruction to brokers, banks or other nominees on any of the proposals to be voted on at the Special Meeting for shares held in “street name”) will have no effect on the outcome of the Adjournment Proposal (but such shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, which may make it harder to establish a quorum for the transaction of business at the Special Meeting), and (ii) abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal, whether or not a quorum is present. If your shares are deemed present or represented by proxy at the Special Meeting, then a failure to vote your shares will have no effect on the outcome of the Adjournment Proposal if a quorum is present but will have the same effect as a vote “AGAINST” the Adjournment Proposal if a quorum is not present. Shares of the Company’s common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a stockholder returns a properly signed and dated proxy card without indicating voting preferences on such proxy card, the shares of the Company’s common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Board of Directors.
Under the rules of Nasdaq, brokers, banks or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, brokers, banks or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Plan of Dissolution, the Compensation Proposal and the Adjournment Proposal. Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Plan of Dissolution, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of shares of common stock held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. If your shares are deemed present in person or represented by proxy at the Special Meeting, then failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have the same effect as a vote “AGAINST” the Adjournment Proposal if a quorum is not present, but will have no effect on the Adjournment Proposal if a quorum is present. Therefore, if you hold your shares in “street name,” it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.
The Board of Directors Recommends
A Vote In Favor of Proposal 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our shares of common stock as of January 31, 2023, by:
•	all those known by us to be beneficial owners of more than five percent of our shares of common stock;
•	our named executive officer;
•	each of our directors; and
•	all of our directors and our executive officer as a group.
This table is based upon information supplied by officers, directors and principal stockholders and filings with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. We have deemed shares of common stock subject to options and restricted stock units that are currently exercisable or exercisable within 60 days of January 31, 2023, to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Applicable percentages are based on 73,975,196 shares outstanding on January 31, 2023, adjusted as required by rules promulgated by the SEC. Except as set forth below, the principal business address of each such person or entity is c/o Sio Gene Therapies Inc., 1501 Broadway, 12th Floor, New York, New York 10036.
Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholder:
Roivant Sciences Ltd.(1)	18,577,380	25.11%
Rubric Capital Management LP(2)	7,000,000	9.46%
Named Executive Officer and Directors:
David Nassif(3)	605,677	*
Atul Pande, M.D.(4)	152,745	*
Berndt Modig(5)	120,624	*
Frank Torti, M.D.(6)	110,125	*
Senthil Sundaram(7)	78,250	*
Kristiina Vuori, M.D., Ph.D.(8)	77,000	*
Eric Venker, M.D., Pharm.D.	—	—
All directors and our executive officer as a group (7 persons)	1,144,421	1.53%
*	Represents beneficial ownership of less than one percent
(1)
As reported on a Schedule 13D/A filed by Roivant Sciences Ltd.on February 28, 2020, Roivant Sciences Ltd.directly owns and has sole voting power over 18,577,380 shares of common stock. Matt Gline, Daniel Gold, Keith Manchester, M.D., James Momtazee, Ilan Oren, Vivek Ramaswamy, Hiroshi Nomura and Melissa Epperly are the members of the board of directors of Roivant Sciences Ltd. and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by this entity. These individuals disclaim beneficial ownership with respect to such shares except to the extent of their pecuniary interest therein. The principal business address of Roivant Sciences Ltd. is c/o Roivant Sciences Ltd., Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom.

(2)
As reported on a Schedule 13G filed by Rubric Capital Management LP on February 10, 2023. Rubric Capital Management LP, the investment adviser to certain investment funds and/or accounts (collectively, the “Rubric Funds”) that hold 7,000,000 shares of common stock, has shared voting and dispositive power with respect to these shares. David Rosen, Managing Member of Rubric Capital Management GP LLC, the general partner of Rubric Capital Management LP, may be deemed to have shared voting and dispositive power with respect to the shares held by the Rubric Funds. The address of Rubric Capital Management LP is 155 East 44th St, Suite 1630, New York, NY 10017.

(3)
Represents (i) 45,244 shares of common stock, (ii) 17,533 vested restricted stock units and (iii) 542,900 shares of common stock issuable pursuant to immediately exercisable options, including 208,614 shares issuable following exercise of such options that remain unvested within 60 days after January 31, 2023.

(4)	Represents (i) 33,370 shares of common stock and (ii) 119,375 shares of common stock issuable pursuant to immediately exercisable options.
(5)	Represents (i) 9,739 shares of common stock and (ii) 110,885 shares of common stock issuable pursuant to immediately exercisable options.
(6)	Represents 110,125 shares of common stock issuable pursuant to immediately exercisable options.

(7)	Represents 78,250 shares of common stock issuable pursuant to immediately exercisable options.
(8)
Represents 77,000 shares of common stock issuable pursuant to immediately exercisable options, including 11,666 shares issuable following exercise of such options that remain unvested within 60 days after January 31, 2023.

ADDITIONAL INFORMATION
Description of Business
Until recently, we were a clinical-stage company focused on developing gene therapies to treat neurodegenerative diseases: AXO-AAV-GM1 for the treatment of GM1 gangliosidosis, AXO-AAV-GM2 for the treatment of GM2 gangliosidosis (including Tay-Sachs and Sandhoff diseases) and AXO-Lenti-PD for the treatment of Parkinson’s disease. During this year, we wound down these programs and are continuing research and development efforts on one pre-clinical program.
In June 2018, we entered into an exclusive license agreement, or Oxford Agreement, with Oxford Biomedica (UK) Ltd., or Oxford, pursuant to which we received a worldwide, royalty-bearing, sub-licensable license under certain patents and other intellectual property controlled by Oxford to develop and commercialize AXO-Lenti-PD and related gene therapy products. In February 2022, we provided notice to Oxford to terminate the Oxford Agreement to develop and commercialize AXO-Lenti-PD and related gene therapy product candidates. We determined to terminate the Oxford Agreement and redirect resources to our AXO-AAV-GM1 and -GM2 programs, as well as other strategic initiatives, due to several factors, including the resource requirements and development timelines to reach meaningful value inflection for the program and an increasingly challenging market and regulatory environment for Parkinson’s disease. We continued to incur immaterial expenses in connection with the Oxford Agreement until its termination became effective on June 30, 2022.
In December 2018, we entered into an exclusive license agreement, or the UMMS Agreement with the University of Massachusetts Medical School, or UMMS, pursuant to which we received a worldwide, royalty-bearing, sub-licensable license under certain patent applications and any patents issuing therefrom, biological materials and know-how controlled by UMMS to develop and commercialize gene therapy product candidates, including AXO-AAV-GM1 and AXO-AAV-GM2, for the treatment of GM1 gangliosidosis and GM2 gangliosidosis (including Tay-Sachs disease and Sandhoff disease). In April 2022, we provided notice to UMMS to terminate the UMMS Agreement, which termination became effective August 31, 2022. These two programs have been wound down.
In parallel with our decision to terminate the AXO-AAV-GM1 and -GM2 programs, in April 2022, our board of directors approved and we announced the strategic decision to explore and review a range of strategic alternatives focused on maximizing stockholder value from our existing cash and cash equivalents, including a potential sale, merger, business combination or similar transaction. In connection with these actions, and as approved by our board of directors, we began implementing a significant headcount reduction, which concluded in August 2022. In December 2022, our Board of Directors approved, and we announced, the Plan of Dissolution and our intention to dissolve the Company, subject to approval by our stockholders.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Sio stockholders will be “householding” our proxy materials. A single set of Special Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Special Meeting materials, please notify your broker, bank or other nominee or Sio. Direct your written request to Sio Gene Therapies Inc., Attn: Corporate Secretary, at 1501 Broadway, 12th Floor, New York, New York 10036. Stockholders who currently receive multiple copies of the Special Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Market Price and Dividend Data
Our common stock is listed on Nasdaq under the symbol “SIOX.” As of February 14, 2023, there were     shares of common stock outstanding held by approximately four stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose Shares are held in street name by banks, brokers and other nominees.
On February 17, 2023, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on Nasdaq was $0.4144 per share. You are encouraged to obtain current market quotations for our common stock.
Following the Dissolution, there will be no further market for our common stock, and it will be delisted from Nasdaq prior to the Dissolution and deregistered under the Exchange Act. As a result, following the Dissolution, we will no longer file periodic reports under the Exchange Act with the SEC.
We have never declared or paid any cash dividends on our common stock. In the event that the Dissolution is not consummated, our payment of any future dividends would be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our Board of Directors may deem relevant.
Stockholder Proposals and Nominations
In the event that the Company holds the 2023 annual meeting of stockholders, a stockholder may present proper proposals for inclusion in the Company’s proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to the Company’s Secretary in a timely manner. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Sio Gene Therapies Inc.
Attention: Secretary
1501 Broadway, 12th Floor,
New York, New York 10036
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of the Board of Directors or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2023 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the investor relations page of our website at https://investors.siogtx.com/. Our website address is provided as an inactive textual reference only. The information provided on, or accessible through, our website is not part of this proxy statement, and therefore is not incorporated herein by reference.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC.
•	Sio’s Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on June 14, 2022;
•
Sio’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2022, September 30, 2022 and December 31, 2022, respectively, filed with the SEC on August 11, 2022, November 10, 2022 and February 14, 2023, respectively; and

•	Sio’s Current Reports on Form 8-K, filed with the SEC on April 27, 2022, September 14, 2022 and December 14, 2022.
We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Plan of Dissolution. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.
Notwithstanding the foregoing, we will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.
Sio’s SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.
Any person, including any beneficial owner of shares of Sio common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to Sio’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
Sio Gene Therapies Inc.
Attn: Investor Relations
1501 Broadway, 12th Floor
New York, New York 10036
(646) 677-6770
If you have any questions concerning the Plan of Dissolution, the Dissolution, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com
February 21, 2023

MISCELLANEOUS
We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement, the annexes to this proxy statement, any amendments or supplements to this proxy statements, and the documents that we incorporate by reference into this proxy statement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This proxy statement is dated February 21, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
SIO GENE THERAPIES INC.
PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
This Plan of Complete Liquidation and Dissolution (the “Plan”) is for the purpose of effecting the orderly liquidation and/or wind up of Sio Gene Therapies Inc., a Delaware corporation (the “Company”), in accordance with the Delaware General Corporation Law (the “DGCL”) and Section 331 of the Internal Revenue Code of 1986 as follows:
The Board of Directors (the “Board”) has determined in its reasonable business judgment that it is advisable and in the best interests of the Company and its stockholders that the Company commence an orderly liquidation and/or wind up as soon as practicable thereafter, and has appointed David Nassif, CEO, CFO, and CAO of the Company, as manager to oversee the sale of the Company’s assets and the Company’s liquidation and wind up, or any successor person(s) as the Board may later designate (the “Manager”). The Manager shall be deemed an officer of the Company for the purposes of implementing this Plan.
1. Adoption of Plan. The Board has adopted resolutions deeming it advisable and in the best interests of the stockholders of the Company to dissolve and liquidate the Company, adopt the Plan, and call an annual or special meeting (the “Meeting”) of the holders of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), to approve the dissolution and liquidation of the Company and adopt the Plan. If stockholders holding a majority of the outstanding shares of Common Stock on the record date fixed by the Board vote (the “Requisite Consent”) in favor of the proposed dissolution and liquidation of the Company and the adoption of the Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the stockholders may approve the Plan if the Meeting is adjourned to a later date (the “Adoption Date”).
2. Corporate Action Following Adoption of the Plan. From and after the Adoption Date, the Manager shall complete the following corporate actions:
(a) The Company shall collect, sell, exchange or otherwise dispose of all of its remaining property and assets in one or more transactions upon such terms and conditions as the Manager, in the Manager’s absolute discretion, deems expedient and in the best interests of the Company and the stockholders and creditors of the Company, without any further vote or action by the Company’s stockholders. Approval of the proposed dissolution and adoption of the Plan by holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the stockholders of the Company of the dissolution of the Company and the sale, exchange or other disposition in liquidation of all or substantially all of the property and assets of the Company pursuant to the terms hereof, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of the Plan. It is understood that the Company will be permitted to commence the sale and disposition of any of its remaining assets as soon as possible following the adoption of this Plan by the Board and approval of this Plan by the stockholders of the Company in order to attain the highest value for any such assets and maximize value for its stockholders and creditors and, to the extent that the Company has already commenced the sale and disposition of its assets, such sales and dispositions are hereby ratified and approved. The Company’s remaining assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals, fairness opinions, or other third-party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Manager shall use reasonable efforts to collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company, if any.
(b) The Company shall distribute to its stockholders, in accordance with the provisions in the Charter, this Plan, and the DGCL, available cash, if any, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the known liabilities and obligations of the Company (“Available Cash”), and provided further, that no distribution to the stockholders shall be made except in connection with the dissolution of the Company in accordance with Section 275 of the DGCL. Any such distribution may occur in one or a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Manager, in the Manager’s absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Manager, in the Manager’s absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy claims against and any unmatured or contingent liabilities and obligations of, the Company, including, without limitation, tax obligations, and all expenses of the sale of the Company’s property and assets, of the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan.
(c) The Company shall file final federal and comparable state income tax reporting forms as required by applicable law, including Internal Revenue Service Form 966, and such additional forms and reports with the Internal Revenue Service or other governmental agencies as may be necessary or appropriate in connection with the Plan and its implementation. The Manager and the Company’s other officers shall be authorized to cause the Company to make such elections for tax purposes and to take such actions as are deemed appropriate and in the best interest of the Company. The Company shall make arrangements authorizing one or more representatives or agents to maintain such Company records as may be appropriate for purposes of any tax audit of the Company occurring during the process of dissolution or after liquidation.
3. Stock Matters, Redemption and Cancellations of Stock.
(a) Distributions to the stockholders of the Company pursuant to this Plan, if any, shall be in complete redemption and cancellation of all of the outstanding capital stock of the Company. As a condition to receipt of any distribution to the Company’s stockholders, the Manager, in the Manager’s absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Manager of the loss, theft or destruction of its certificates evidencing the stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Manager.
(b) The Company will close its stock transfer books and discontinue recording transfers of shares of Common Stock on the date the Certificate of Dissolution is filed with the Secretary of State of the State of Delaware, and thereafter certificates representing shares of Common Stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.
(c) From and after the filing of the Certificate of Dissolution, and subject to applicable law, each holder of shares of Common Stock shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with Section 4 hereof.
(d) The Company’s stockholders shall not be entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by this Plan.
(e) If any distribution to any stockholders cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.
4. Liquidating Distributions; Nature; Amount; Timing.
(a) Although the Board has not established a firm timetable for completion of the Company’s liquidation if the Plan is approved by the stockholders, the Company will, subject to exigencies inherent in winding up the Company’s business, complete the winding up and liquidation process as promptly as practicable. The Company plans to satisfy all of its liabilities and obligations, or make adequate provision for doing so, prior to making any distribution to its stockholders.
(b) The uncertainty of the value of the Company’s assets and the ultimate amount of its liabilities and the expenses of liquidation make it impracticable to predict the aggregate net value that may ultimately be distributable to its stockholders. The Board is currently unable to predict the precise nature, amount or timing of any such distribution(s) pursuant to the Plan. The actual nature, amount and timing of, and record date for any such distribution(s) will be determined by the Manager, in the Manager’s sole discretion.

(c) No assurance can be given that available cash and amounts received on the sale of assets will be adequate to provide for the Company’s obligations, liabilities, expenses and claims or to make any cash distributions to the stockholders. If such available cash and amounts received on the sale of assets are not adequate to provide for the Company’s obligations, liabilities, expenses and claims, distributions to the Company’s stockholders will be reduced or eliminated.
5. Liquidating Trust. If deemed necessary, appropriate or desirable by the Manager, in the Manager’s absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders, as a final liquidating distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of the stockholders (the “Trustees”), under a liquidating trust (the “Trust”), all, or a portion, of the assets of the Company. If assets are transferred to the Trust, each stockholder shall receive an interest (an “Interest”) in the Trust pro rata to its interest in the assets of the Company on that date. All distributions from the Trust will be made pro rata in accordance with the Interest. The Interest shall not be transferable except by operation of law or upon death of the recipient. The Manager is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders. Any such conveyance to the Trustees shall be in trust for the stockholders of the Company. The Company, as authorized by the Manager, in the Manager’s absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Manager, in the Manager’s absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by the holders of the requisite vote of the holders of the outstanding capital stock of the Company shall constitute the approval of the stockholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written.
6. Payment of Franchise Taxes. After the Adoption Date but prior to the filing of the Certificate of Dissolution, if applicable as determined by the Manager or as otherwise required by this Plan, the Manager shall determine and cause to be paid all franchise taxes due to or assessable by the State of Delaware including for the entire month during which the dissolution will become effective pursuant to Section 277 of the DGCL.
7. Dissolution. Following the Adoption Date and the payment of applicable franchise taxes, if (i) the Manager determines, in the Manager’s absolute discretion, that there are not sufficient proceeds to satisfy the Company’s obligations, liabilities and expenses in full (including funding any Contingency Reserve), but that dissolution is nonetheless appropriate, or (ii) as a result of the liquidation and wind up of the Company, it is determined by the Manager, in the Manager’s absolute discretion, that there are sufficient proceeds to satisfy the Company’s obligations, liabilities, and expenses in full (including funding any Contingency Reserve) and to make a distribution to the stockholders, then the Manager is authorized and directed to file a Certificate of Dissolution pursuant to Section 275 of the DGCL, and to execute all other instruments and do all other things the Manager deems advisable to wind up the affairs of the Company, pursuant to the DGCL. Adoption of this Plan by the Requisite Consent shall constitute approval by the Company’s stockholders of any such filing of a Certificate of Dissolution as its act and as a part hereof as if set forth fully herein.
8. Provision for Liabilities. In lieu of the Manager giving notice, as applicable, of any dissolution and a procedure and deadline for the presentment of claims against the Company pursuant to Section 280 of the DGCL, which notice and procedure the Board has determined not to undertake, the Manager shall, pursuant to Section 281(b) of the DGCL, pay or make reasonable provision for the Company’s known or determined liabilities, including all contingent, conditional or unmatured contractual claims known to the Company or any successor entity, (ii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding, if any, to which the Company is party, and (iii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company or any successor entity, are likely to arise or to become known to the Company or any successor entity within 10 years after the date of dissolution and distribute any remaining assets to the stockholders, pursuant to this Plan and

Section 281 of DGCL. Such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets; provided, however, if there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor. Notwithstanding the foregoing, the Manager may, at the Manager’s option, elect, but shall not be required, to follow the procedures for liquidating the Company set forth in Sections 280 and 281(a) of the DGCL.
9. Limited Continuation of Company. Following the filing of a Certificate of Dissolution, if applicable, the Company shall not engage in any further business activities except for the period set forth in and purposes allowed by Section 278 of the DGCL, including without limitation the purpose of implementing any claims procedures, prosecuting or defending suits, liquidating, dissolving and/or winding up any and all subsidiaries of the Company, and engaging in such activities as are necessary to enable the Company to gradually settle and close its business, liquidate, dispose of and convey its property, discharge its liabilities and distribute any remaining assets to its stockholders. The Board and the officers of the Company then in office shall continue in office solely for these purposes and shall cease to be members of the Board and/or officers of the Company upon the earlier of the completion of these activities, the date of their respective resignations, or the expiration of the continuation period set forth in Section 278 of the DGCL.
10. Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company and winding up of the Company’s affairs, the Manager may hire or retain, in the Manager’s sole discretion, such employees, consultants and other advisors as the Manager deems necessary or advisable to accomplish such dissolution and winding up in accordance with this Plan and the DGCL, until all affairs of the Company are settled and closed. The Company may, in the absolute discretion of the Board, but subject to applicable legal and regulatory requirements, pay the Manager, the Company’s other officers, directors, employees, consultants, independent contractors, agents, advisors and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of the Plan. Adoption of the Plan shall constitute approval of any such compensation by the stockholders of the Company.
11. Expenses of Liquidation. The Manager or Trustees, as applicable, shall provide, from the assets of the Company, funds for payment of the reasonable expenses of the dissolution and winding up of the Company’s affairs, including filing fees and other costs required in connection with implementation of this Plan, any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets, continuation of employees and/or consultants engaged in the dissolution and winding up process, accountants’ and attorneys’ fees and expenses, and other reasonable fees and expenses incurred in connection with the dissolution and winding up process.
12. Amendment, Modification or Abandonment of Plan. Notwithstanding stockholder approval of the Plan and the transactions contemplated hereby, if for any reason the Board determines that such action would be in the best interest of the Company, the Board may, in its sole discretion and without requiring further stockholder approval, revoke the Plan and all action contemplated thereunder, to the extent permitted by the DGCL. To the extent permitted by the DGCL, without further action by the Company’s stockholders, at any time before or after the filing of the Certificate of Dissolution, the Board may waive, modify or amend any aspect of this Plan and may provide for exceptions to or clarifications of the terms of this Plan. The Board (and any other person or body authorized by the Board) shall also have the power and authority to interpret this Plan and to make any and all determinations necessary or advisable to apply this Plan to any event, fact or circumstance.
13. Provision for Continued Indemnification of Board and Officers. The Company may reserve sufficient assets and/or obtain and maintain such insurance as shall be necessary to provide for continued indemnification of the members of the Board, the Manager, officers and agents of the Company, and other parties whom the Company has agreed to indemnify, including any Trustees, to the full extent provided by the certificate of incorporation, bylaws, any existing indemnification agreements between the Company and any of such persons, and applicable law. The Manager, in the Manager’s absolute discretion, is authorized to obtain and maintain such policies as the Manager may determine.
14. Further Actions. The Board, the Manager and the Trustees as applicable are hereby authorized, without further action by the Company’s stockholders, to do and perform, or cause the officers, employees, agents and representatives of the Company to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, assignments, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Manager or such Trustees as applicable, to implement this Plan and the transactions contemplated hereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up the Company’s affairs.

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The Board of Directors recommends you vote FOR the following proposals:

NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

SIO GENE THERAPIES INC.
Special Meeting of Stockholders
April 5, 2023 10:00 A.M., ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Nassif, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SIO GENE THERAPIES INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held via live audio webcast on the Internet at 10:00 A.M., ET, on April 5, 2023, at www.virtualshareholdermeeting.com/SIOX2023SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

The stockholder(s) hereby revokes any proxy or proxies heretofore given. The stockholder hereby acknowledges receipt of the Notice of Special Meeting of stockholders accompanying the proxy statement.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. THE NAMED PROXY ABOVE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN (ON THE REVERSE SIDE) AND RETURN THIS CARD.

Continued and to be signed on reverse side

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